FIXED RATE NOTE

$14,830,000                                     Effective as of November 7, 2005
                                                         Funded November 9, 2005

         FOR VALUE RECEIVED, SPPR-HOTELS, LLC, a Delaware limited liability company ("Maker"), having its principal place of business at 309 N. 5th Street, Norfolk, NE 68701, promises to pay to the order of CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation, its successors or assigns ("Payee") at the office of Payee or its agent, designee or assignee at 388 Greenwich Street, 19th Floor, New York, NY 10013, or at such place as the holder hereof may from time to time designate in writing, the principal sum of FOURTEEN MILLION EIGHT HUNDRED THIRTY THOUSAND AND NO/100 DOLLARS ($14,830,000) in lawful money of the United States of America with interest thereon to be computed on the unpaid principal balance from time to time outstanding from the date of this Note (herein so called) at the Interest Rate (hereinafter defined), and to be paid in installments as follows:

     1.   Payment Terms

                  (a) A payment of interest only on the date hereof for the period from the date hereof through November 10, 2005, both inclusive;

                  (b) A constant payment of $95,278.12 (the "Constant Payment"), on the eleventh day of each month (each a "Payment Date") beginning December 11, 2005 (the "First Payment Date") and on the eleventh day of each calendar month thereafter up to and including the eleventh day of November, 2015; each of such payments to be applied to the payment of interest computed at the Interest Rate (as defined below); and the balance applied toward the reduction of the principal sum; and

                  (c) The balance of said principal sum and all interest thereon shall be due and payable on the eleventh day of November, 2015 (the "Maturity Date"). Interest on the principal sum of this Note shall be calculated by multiplying the actual number of days elapsed in each accrual period by a daily rate based on a three hundred sixty (360) day year. In computing the number of days during which such interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to close of business. The Constant Payment required hereunder is based on an amortization schedule of three hundred (300) months.

         In the absence of a specific determination by Payee to the contrary, all payments paid by Maker to Payee in connection with the obligations of Maker under this Note and under the other Loan Documents shall be applied in the following order of priority: (a) to amounts, other than principal and interest, due to Payee pursuant to this Note or the other Loan Documents; (b) to the portion of accrued but unpaid interest accruing on this Note; and (c) to the unpaid principal balance of this Note. Maker irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Payee from or on behalf of Maker, and Maker irrevocably agrees that Payee shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Maker in such order of priority as Payee may deem advisable.

         2. Interest Rate. The term "Interest Rate" as used in this Note shall mean a rate of five and ninety-seven hundredths percent (5.97%) per annum. Each monthly "Interest Period" hereunder shall mean the period beginning and including the eleventh (11th) day of a calendar month and ending on (and including) the tenth (10th) day of the subsequent calendar month.

         3. Default and Acceleration. The whole of the principal sum of this Note, together with all interest accrued and unpaid thereon, and all other sums due under the Mortgage (hereinafter defined), the Loan Documents (hereinafter defined) and this Note (all such sums hereinafter collectively referred to as the "Debt") shall without notice become immediately due and payable at the option of Payee if any payment due on the Maturity Date is not paid on such date or if any other payment required in this Note is not paid on or before the date when due, or if any Event of Default (as defined in the Mortgage) occurs, in each case, after the expiration of any applicable notice and grace periods, herein or under the terms of the Mortgage or other Loan Documents (hereinafter collectively an "Event of Default"), and further provided that the Debt shall automatically become immediately due and payable, without notice or any exercise of any option on the part of Payee, if an Event of Default of the type set forth in Section 22(g) of the Mortgage occurs with respect to Maker. All of the terms, covenants and conditions contained in the Mortgage and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security hereof, Maker also agrees to pay reasonable attorneys' fees for the services of such counsel whether or not suit be brought.

         4. Default Interest. Maker does hereby agree that upon the occurrence of an Event of Default or upon the failure of Maker to pay the Debt in full on the Maturity Date, Payee shall be entitled to receive and Maker shall pay interest on the entire unpaid principal sum at the rate of the greater of 5% above the Interest Rate or 5% above the Base Rate (hereinafter defined), in effect at the time of the occurrence of the Event of Default (the "Default Rate"). The term "Base Rate" shall mean the annual rate announced by Citibank, N.A., in New York City, New York as its base rate in effect at the time of the occurrence of the Event of Default. The Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt. This charge shall be added to the Debt, and shall be deemed secured by the Mortgage. This section, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default. In the event the Default Rate is above the maximum rate permitted by applicable law, the Default Rate shall be the maximum rate permitted by applicable law.

         5. Prepayment; Defeasance.

                  (a) The principal balance of this Note may not be prepaid in whole or in part prior to the date which is the second (2nd) Payment Date prior to the Maturity Date (the "First Open Prepayment Date").

                  (b) After the date which is the earlier to occur of (i) the second (2nd) anniversary of the "start-up day" (within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time, or any successor statute (the "Code")), of the "real estate investment conduit" ("REMIC") that then holds this Note or (ii) the fourth (4th) anniversary of the date of this Note, and prior to the First Open Prepayment Date, Maker may voluntarily defease the Debt in whole, but not in part (such event, a "Defeasance"), by providing Payee with the Defeasance Collateral (as defined below) producing payments which replicate the Scheduled Defeasance Payments (as defined below), provided that any Defeasance by Maker shall be subject to the satisfaction of the following conditions precedent and other provisions below:

                           (i) Maker shall provide not less than thirty (30)
                  days prior written notice to Payee specifying a regularly scheduled Payment Date (the "Defeasance Date") on which the Defeasance is to occur. Such notice shall indicate the principal amount of this Note to be defeased;

                           (ii) Maker shall pay to Payee all accrued and unpaid
                  interest on the principal balance of this Note to, but not including, the Defeasance Date. If for any reason the Defeasance Date is not a regularly scheduled Payment Date, Maker shall also pay interest that would have accrued on this Note through the next regularly scheduled Payment Date;

                           (iii) Maker shall pay to Payee all other sums, not
                  including scheduled interest or principal payments, due under this Note, the Mortgage, and the other Loan Documents;

                           (iv) Maker shall pay to Payee an amount equal to the
                  full principal amount of this Note together with an additional amount such that the aggregate amount (the "Defeasance Deposit") is at least sufficient to purchase direct, non-callable obligations of the United States of America (the "Defeasance Collateral") that provide payments on or prior to, but as close as possible to, all successive scheduled Payment Dates after the Defeasance Date upon which interest and/or principal payments are due under this Note through and including the Maturity Date and in amounts equal to the scheduled payments due on such dates, including, on the Maturity Date, the outstanding principal balance of this Note, together with all interest accrued thereon and all other sums then due and owing upon this Note and under the Loan Documents (the "Scheduled Defeasance Payments");

                           (v) Maker shall deliver to Payee on or prior to the
                  Defeasance Date the following: (a) an executed security agreement, in form and substance satisfactory to Payee, creating a first priority lien on the Defeasance Deposit and the Defeasance Collateral (the "Defeasance Security Agreement"); (b) an opinion of counsel for Maker in form and substance satisfactory to Payee in its sole discretion stating, among other things, that Maker has legally and validly transferred and assigned the Defeasance Collateral and all obligations, rights and duties under and to this Note to the Successor Borrower (as defined below); that Payee has a perfected first priority security interest in the Defeasance Deposit and the Defeasance Collateral delivered by Maker, and that any REMIC trust formed pursuant to Section 860D of the Code that holds this Note will not fail to maintain its status as a REMIC within the meaning of Section 860D of the Code as a result of such Defeasance; (c) a certificate of Maker certifying that all requirements relating to defeasance set forth in this Note and any other Loan Documents have been satisfied; (d) evidence in writing from each of the Rating Agencies (as defined below) to the effect that the Defeasance will not result in a qualification, downgrade or withdrawal of any rating in effect immediately prior to the Defeasance Date for any securities or "Pass-Through Certificates" issued pursuant to the terms of a trust and servicing agreement in the event that this Note or any interest therein is included in a REMIC or other securitization vehicle; (e) a certificate from an independent certified public accounting firm selected by Payee certifying that the Defeasance Collateral is sufficient to satisfy the payments required under this Note as described above; and (f) such other certificates or instruments as Payee may reasonably request;

                           (vi) Intentionally Deleted;

                           (vii) Maker shall deliver such other certificates,
                  documents and instruments as Payee may reasonably request; and

                           (viii) Maker shall pay all costs and expenses to
                  Payee incurred in connection with the Defeasance, including any costs and expenses associated with a release of the lien of the Mortgage as provided below as well as reasonable accountants' and attorneys' fees and expenses and all Rating Agency fees.

                  (c) For purposes hereof, "Rating Agencies" shall mean, collectively, (i) Standard and Poor's Rating Services, (ii) Moody's Investors Service, Inc., (iii) Fitch, Inc. (or its affiliates), and (iv) any other rating agency designated by Payee, and the respective successors and assigns of each.

                  (d) In connection with each Defeasance, Maker hereby appoints Payee as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase the Defeasance Collateral. Maker, pursuant to the Defeasance Security Agreement or other appropriate document, shall authorize and direct that the payments received from the Defeasance Collateral may be made directly to the account maintained by, or for the benefit of, Payee (unless otherwise directed by Payee) and applied to satisfy the obligations of Maker or Successor Borrower under this Note. If the entire Note has been defeased and the conditions precedent listed above and all other terms and conditions set forth herein have been satisfied, the Mortgaged Property shall be released from the lien of the Mortgage and the Defeasance Collateral, pledged pursuant to the Defeasance Security Agreement, shall be the sole source of collateral securing this Note. In connection with the release of the lien, Maker shall submit to Payee, not less than thirty (30) days prior to the Defeasance Date, a release of lien for the Mortgage and related Loan Documents (including any guaranty) for execution by Payee. Such release shall be in form appropriate in the jurisdiction in which the Mortgaged Property is located and satisfactory to Payee in its sole discretion. In addition, Maker shall pay all recording costs, fees and expenses associated with recording the release of lien. Maker shall provide all other documentation Payee reasonably requires to be delivered by Maker in connection with such release, together with a certificate certifying that such documentation (i) is in compliance with all applicable laws, and (ii) will effect such release in accordance with the terms of this Note.

                  (e) Payee, at Maker's expense, may form or, at Payee's request, Maker shall form a special-purpose bankruptcy remote entity (the "Successor Borrower") to be the obligor under this Note. Maker shall, at Payee's request, assign all of its obligations and rights under this Note to the Successor Borrower. In connection therewith, the Successor Borrower shall execute an assumption agreement in form and substance satisfactory to Payee in its sole discretion pursuant to which it shall assume Maker's obligations under this Note and the Defeasance Security Agreement, and Maker and any guarantors shall be released from their obligations with respect to such assumed documents. The sole assets of the Successor Borrower shall be the Defeasance Collateral. In connection with such assignment and assumption, Maker shall:

                           (i) deliver to Payee an opinion of counsel in form
                  and substance and delivered by counsel satisfactory to Payee in its sole discretion stating, among other things, that such assumption agreement is enforceable against Maker and the Successor Borrower in accordance with its terms, subject to standard execeptions, that the Note, the Defeasance Security Agreement and any other documents executed in connection with such Defeasance are enforceable against the Successor Borrower in accordance with their respective terms, subject to standard exceptions, and that the delivery of the Defeasance Deposit and transfer of the Defeasance Collateral to Successor Borrower does not constitute a fraudulent conveyance or a preference payment under applicable bankruptcy law;

                           (ii) pay all costs and expenses incurred by Payee or
                  its agents in connection with such assignment and assumption (including, without limitation, any reasonable fees and disbursements of legal counsel); and

                           (iii) pay $1,000 to Successor Borrower as
                  consideration for assuming the obligations under the Note and the Defeasance Security Agreement and a defeasance processing fee to the servicer of the Note; provided, notwithstanding anything to the contrary herein or in the Loan Documents, no other assumption fee shall be payable by Maker in connection with such assumption.

                  (f) If, prior to the First Open Prepayment Date, and following the occurrence of any Event of Default, Maker shall tender payment of an amount sufficient to satisfy all or any portion of the Debt, or if the balance of the Debt shall otherwise become due and owing, as a result of acceleration upon the occurrence of an Event of Default or otherwise, Maker shall immediately pay, in addition to the Debt and any other amounts due under the terms of this Note and the other Loan Documents, an amount equal to the Yield Maintenance Premium (as defined below); provided that if a complete or partial prepayment results from the application to the Debt of the casualty or condemnation proceeds from the property, no Yield Maintenance Premium will be imposed. Partial prepayments of principal resulting from the application of casualty or insurance proceeds to the Debt shall not change the amounts of subsequent monthly installments nor change the dates on which such installments are due, unless Payee shall otherwise agree in writing.

                  (g) For purposes hereof, "Yield Maintenance Premium" shall mean an amount equal to the greater of (i) 1% of the unpaid principal balance of this Note at the time of prepayment (or on the earlier date upon which the balance of this Note shall become due and payable, whether due to maturity, acceleration or otherwise) or (ii) the aggregate sum (without duplication) of:

                   (A) the product obtained by multiplying (1) the entire unpaid principal balance of this Note at the time of prepayment (or at the time of the earlier date upon which the balance of this Note shall become due and payable, whether due to maturity, acceleration or otherwise), times (2) the difference (if a positive number) obtained by subtracting from the Interest Rate the yield rate (the "Yield Rate") on the 4.250% U.S. Treasury Security due August 15, 2015 (the "Specified U.S. Treasury Security"), as the Yield Rate is reported in the Wall Street Journal on the fifth Business Day (as hereinafter defined) preceding
(x) the date of prepayment where prepayment is voluntary, or (y) the date upon which the balance of the Debt shall become due and payable, whether due to maturity, acceleration or otherwise, times (3) the present value factor calculated using the following formula:

                  1-(1 + r)-n
                  ---------
                          r
                                    r=      Yield Rate
                                    n=      the number of years, and any
                                            fraction thereof, remaining between
                                            the prepayment date (or such earlier
                                            date upon which the balance of the
                                            Debt shall have been accelerated or
                                            otherwise become due and payable)
                                            and the Maturity Date.

In the event that no Yield Rate is published for the Specified U.S. Treasury Security, then the nearest equivalent U.S. Treasury Security shall be selected at Payee's sole discretion. If the publication of such Yield Rates in the Wall Street Journal is discontinued, Payee shall determine such Yield Rates from another source selected by Payee. As used herein, the term "Business Day" means any day other than a Saturday, a Sunday, or any other day on which the Payee is not open for business; and

                  (B) an amount equal to the interest which would have accrued on the principal balance of this Note during the remaining days of the Interest Period within which such prepayment is made or the Debt shall been accelerated or otherwise become due and payable.

                  (h) Maker acknowledges and agrees that Yield Maintenance Premium is not a penalty or additional interest, but is Payee's cost of liquidating its investments in the event of any prepayment of this Note. Maker hereby covenants and agrees to indemnify Payee and hold it harmless from any costs, fees, expenses (including attorney's fees) resulting from any action, litigation or judicial decision alleging, claiming or holding that the Yield Maintenance Premium is a penalty or additional interest, and from any damages (whether compensatory or punitive) ordered by a court, judge or administrative law judge which may determine that the Yield Maintenance Premium is a penalty or additional interest.

                  (i) In the event of prepayment of this Note (in whole but not in part) on or after the First Open Prepayment Date, Maker shall pay, together with the amount of such prepayment, an amount equal to (i) the interest which would have been accrued on the amount of such prepayment during the remaining days of the Interest Period within which such prepayment is made, (ii) all accrued and unpaid interest and (iii) any other sums due under this Note or any other Loan Document.

                  (j) Notwithstanding anything to the contrary contained herein, in connection with, and as a condition to, the sale of a part of the Mortgaged Property, as contemplated by Section 64 of the applicable Mortgage, Maker shall be required to partially defease this Note (a "Partial Defeasance") which shall require the satisfaction of each of the following conditions:

                           (1) Maker shall pay to Payee all accrued and unpaid interest on the principal balance of this Note to, but not including, the effective date of such partial defeasance (such date is herein referred to as the "Partial Defeasance Date"). If for any reason the Partial Defeasance Date is not a regularly scheduled payment date, Maker shall also pay interest that would have accrued on this Note through the next regularly scheduled payment date;

                           (2) Maker shall pay to Payee all other sums, not including scheduled interest or principal payments, due under this Note, the Mortgage, and the other Loan Documents;

                           (3) this Note will be defeased in an amount equal to one hundred twenty-five percent (125%) of the Allocated Amount (as such term is set forth on Schedule I attached hereto; such amount is herein referred to as the "Partial Defeasance Amount");

                           (4) Maker shall prepare all necessary documents to amend and restate this Note and issue two substitute notes, one note having a principal balance equal to the Partial Defeasance Amount (the "Defeased Note") and the other note having a principal balance equal to the unpaid balance of the original principal amount of this Note less the Partial Defeasance Amount (the "Undefeased Note");

                           (5) the Defeased Note and the Undefeased Note shall have the same maturity date and otherwise have identical terms to this Note except for the principal balance and the Constant Payment (after a Partial Defeasance, all references under the Loan Documents to the "Note" shall be deemed to refer to the Undefeased Note unless expressly provided to the contrary; the "Maturity Date" of the Defeased Note is hereinafter referred to as the "Defeased Note Maturity Date");

                           (6) the Defeased Note may not be the subject of any further defeasance;

                           (7) Maker shall pay to Payee an amount equal to the full principal amount of the Defeased Note together with an additional amount such that the aggregate amount (the "Partial Defeasance Deposit") is at least sufficient to purchase United States Government Securities within the meaning of United States Treasury regulations section 1.860G-2(a)(8)(i) (the "Partial Defeasance Collateral") that provide payments on or prior to, but as close as possible to, all successive scheduled payment dates after the Partial Defeasance Date upon which interest and/or principal payments are due under the Defeased Note through and including the Defeased Note Maturity Date and in amounts equal to the scheduled payments due on such dates, including, on the Defeased Note Maturity Date, the outstanding principal balance of the Defeased Note, together with all interest accrued thereon and all other sums then due and owing upon the Defeased Note;

                           (8) Maker shall deliver to Payee on or prior to the Partial Defeasance Date the following: (i) an executed security agreement, in form and substance satisfactory to Payee, creating a first priority lien on the Partial Defeasance Deposit and the Partial Defeasance Collateral (the "Partial Defeasance Security Agreement");
         (ii) an opinion of counsel for Maker in form and substance satisfactory to Payee in its sole discretion stating, among other things, that Maker has legally and validly transferred and assigned the Partial Defeasance Collateral and all obligations, rights and duties under and to the Defeased Note to the Defeased Note Successor Borrower (as defined below); that Payee has a perfected first priority security interest in the Partial Defeasance Deposit and the Partial Defeasance Collateral delivered by Maker, and that any REMIC trust formed pursuant to Section 860D of the Code that holds this Note will not fail to maintain its status as a REMIC within the meaning of Section 860D of the Code as a result of such Partial Defeasance; (iii) a certificate of Maker certifying that all requirements relating to defeasance set forth in this Note and any other Loan Documents have been satisfied; (iv) evidence in writing from each of the Rating Agencies to the effect that the Partial Defeasance will not result in a qualification, downgrade or withdrawal of any rating in effect immediately prior to the Partial Defeasance Date for any securities or "Pass-Through Certificates" issued pursuant to the terms of a trust and servicing agreement in the event that this Note or any interest therein is included in a REMIC or other securitization vehicle; (v) a certificate from an independent certified public accounting firm selected by Payee certifying that the Partial Defeasance Collateral is sufficient to satisfy the payments required under the Defeased Note as described above; and (vi) such other certificates or instruments as Payee may reasonably request;

                           (9) Maker shall deliver such other certificates, documents and instruments as Payee may reasonably request;

                           (10) Maker shall pay all out of pocket costs and expenses to Payee incurred in connection with the Partial Defeasance, including reasonable accountants' and attorneys' fees and expenses and rating agency fees and costs.

                           (11) In connection with the Partial Defeasance, Maker hereby appoints Payee as its agent and attorney-in-fact for the purpose of using the Partial Defeasance Deposit to purchase the Partial Defeasance Collateral. Maker, pursuant to the Partial Defeasance Security Agreement or other appropriate document, shall authorize and direct that the payments received from the Partial Defeasance Collateral may be made directly to the account maintained by, or for the benefit of, Payee (unless otherwise directed by Payee) and applied to satisfy the obligations of Maker or Defeased Note Successor Borrower under the Defeased Note; and

                           (12) Payee, at Maker's expense, may form or, at Payee's request, Maker shall form a special-purpose bankruptcy remote entity (the "Defeased Note Successor Borrower") to be the obligor under the Defeased Note. Maker shall, at Payee's request, assign all of its obligations and rights under the Defeased Note to the Defeased Note Successor Borrower. In connection therewith, the Defeased Note Successor Borrower shall execute an assumption agreement in form and substance satisfactory to Payee in its sole discretion pursuant to which it shall assume Maker's obligations under the Defeased Note and the Partial Defeasance Security Agreement, and Maker and any guarantors shall be released from their obligations with respect to such assumed documents. The sole assets of the Defeased Note Successor Borrower shall be the Partial Defeasance Collateral. In connection with such assignment and assumption, Maker shall:

                                    (i) deliver to Payee an opinion of counsel
                           in form and substance and delivered by counsel satisfactory to Payee in its sole discretion stating, among other things, that such assumption agreement is enforceable against Maker and Defeased Note Successor Borrower in accordance with its terms, subject to standard exceptions, that the Defeased Note, the Partial Defeasance Security Agreement and any other documents executed in connection with such Partial Defeasance are enforceable against Defeased Note Successor Borrower in accordance with their respective terms, subject to standard exceptions, and that the delivery of the Partial Defeasance Deposit and transfer of the Partial Defeasance Collateral to Defeased Note Successor Borrower does not constitute a fraudulent conveyance or a preference payment under applicable bankruptcy law;

                                    (ii) pay all out of pocket costs and
                           expenses incurred by Payee or its agents in connection with such assignment and assumption (including, without limitation, any reasonable fees and disbursements of accountants or legal counsel and rating agency fees and costs); and

                                    (iii) pay $1,000 to Defeased Note Successor
                           Borrower as consideration for assuming the obligations under the Defeased Note and the Partial Defeasance Security Agreement and a defeasance processing fee to the servicer of the Defeased Note; provided, notwithstanding anything to the contrary herein or in the Loan Documents, no other assumption fee shall be payable by Maker in connection with such assumption.

         6. Security. This Note is evidence of that certain loan made by Payee to Maker contemporaneously herewith (the "Loan"). This Note is secured by (a) those certain mortgages or deeds of trust encumbering the real property legally described on Exhibit A attached hereto and made a part hereof (the "Mortgaged Property") (as the same may be amended, restated, extended, supplemented, or otherwise modified from time to time, collectively, the "Mortgage"), (b) an Assignment of Leases and Rents of even date herewith executed by Maker in favor of Payee (as the same may be amended, restated, extended, supplemented or otherwise modified from time to time, the "Assignment of Leases"), recorded against the Mortgaged Property, and (c) the other Loan Documents (as hereinafter defined). The term "Loan Documents" as used in this Note relates collectively to this Note, the Mortgage, the Assignment of Leases and any and all other documents securing, evidencing, or guaranteeing all or any portion of the Loan or otherwise executed and/or delivered in connection with this Note and the Loan, provided, however, that such term shall in no event be deemed to include that certain Environmental Liabilities Agreement dated as of the date hereof in favor of Payee.

         7. Maximum Legal Interest. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Note. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Payee's exercise of the option to accelerate the Maturity Date, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Payee's express intent that all excess amounts theretofore collected by Payee shall be credited on the principal balance of this Note and all other Debt and the provisions of this
Note immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full of the Debt so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         8. Late Charges. Notwithstanding any longer period granted under
Section 3 hereof in connection with the occurrence of an Event of Default and Payee's acceleration remedies, if any sum payable under this Note is not paid on or before the date on which it is due, Maker shall pay to Payee upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment and such amount shall be secured by the Mortgage and other Loan Documents.

         9. No Oral Changes. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         10. Joint and Several Liability. If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

         11. Waivers. Except as specifically provided in the Loan Documents, Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, and non-payment, notice of intent to accelerate the maturity hereof and notice of such acceleration. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Mortgage or the other Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other who may become liable for the payment of all or any part of the Debt, under this Note, the Mortgage or the other Loan Documents.

         12. Limitations on Recourse. Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications and other provisions in clauses (a), (b) and (c) of this Section 12 below, Payee and Maker agree that: (i) Maker shall be liable upon the Debt and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of the Debt and/or the other obligations of Maker under the Loan Documents; (ii) if a default occurs in the timely and proper payment of all or any part of the Debt, any judicial proceedings brought by Payee against Maker shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of the Debt and/or the other obligations of Maker under the Loan Documents, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Maker other than the Mortgaged Property; and (iii) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of the Debt, no judgment for any deficiency upon the Debt shall be sought or obtained by Payee against Maker.

                  (a) Nothing contained in this Section 12 shall (1) be deemed to be a release or impairment of the Debt or the lien of the Loan Documents upon the Mortgaged Property, or (2) preclude Payee from foreclosing under the Loan Documents in case of any default or from enforcing any of the other rights of Payee, including naming Maker as a party defendant in any action or suit for foreclosure and sale under the Mortgage, or obtaining the appointment of a receiver or prohibit Payee from obtaining a personal judgment against Maker on the Debt to the extent (but only to the extent) such judgment may be required in order to enforce the liens, security titles, estates, assignments, rights and security interests securing payment of the Debt, or (3) limit or impair in any way whatsoever the Non-Recourse Carve-Out Guaranty (the "NRCO Guaranty") of even date executed and delivered in connection with the indebtedness evidenced by this Note or release, relieve, reduce, waive or impair in any way whatsoever, any obligation of any party to the NRCO Guaranty or (4) release, relieve, reduce, waive or impair in any way whatsoever any obligations of any person other than Maker which is a party to any of the other Loan Documents.

                  (b) In the event of fraud or material misrepresentation by Maker or any non-recourse carve-out guarantor in connection with the Loan Documents or the documents delivered by Maker, or the first full monthly payment on this Note due on the First Payment Date is not paid when due, or if any petition or proceeding for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by Maker (or if any such petition or proceeding was not so filed by Maker, but Maker or non-recourse carve-out guarantor or their respective agents, affiliates, officers or employees consented to, acquiesced in arranged or otherwise participated in bringing about the institution of such petition or proceeding), or if there shall occur any material breach or default under the provisions of Section 9 of the Mortgage (entitled "Single Purpose Entity/Separateness"), the limitations on recourse set forth in this Section 12, including the provisions of clauses (i), (ii) and (iii) of this Section 12 above, will be null and void and completely inapplicable, and this Note shall be full recourse to Maker. In addition, no limitation on recourse set forth in this
Section 12 shall apply, and this Note shall be full recourse to Maker in the event that Choice Hotels International, Inc. terminates any of those certain Comfort Suites Franchise Agreements, each dated on or about the date hereof, and this Note shall remain full recourse until such time as the applicable franchise agreement is renewed on the same terms as the applicable terminated agreement (or upon terms as are approved by Payee in its sole discretion), or until such time as Maker enters into a replacement franchise agreement acceptable to Payee in its sole discretion.

                  (c) Nothing contained herein shall in any manner or way release, affect or impair the right of Payee to recover, and Maker shall be fully and personally liable and subject to legal action, for any loss, cost, expense, damage, claim or other obligation (including without limitation reasonable attorneys' fees and court costs) incurred or suffered by Payee arising out of or in connection with the following:

                                    (A) any breach of the Environmental
                  Liabilities Agreement executed by Maker for the benefit of Payee, dated of even date herewith, including the indemnification provisions contained therein;

                                    (B) Maker's failure to obtain Payee's prior
                  written consent to any subordinate financing or any other encumbrance on the Mortgaged Property, or any transfer of the Mortgaged Property or majority ownership in Maker in violation of the Mortgage;

                                    (C) the misapplication by Maker, its agents,
                  affiliates, officers or employees of any funds derived from the Mortgaged Property, including security deposits, insurance proceeds and condemnation awards, in violation of the Loan Documents;

                                    (D) after the occurrence of an Event of
                  Default or otherwise to the extent the Loan Documents require such application, Maker's failure to apply proceeds of rents (including rents collected in advance) or any other payments in respect of the leases and other income from the Mortgaged Property or any other collateral when received to the costs of maintenance and operation of the Mortgaged Property and to the payment of taxes, lien claims, insurance premiums, monthly payments of principal and interest or escrow payments or other payments due under the Loan Documents;

                                    (E) any litigation or other legal proceeding
                  related to the Debt filed by Maker or any non-recourse carve-out guarantor or indemnitor that delays or impairs Payee's ability to preserve, enforce or foreclose its lien on the Mortgaged Property, including, but not limited to, the filing of a voluntary petition concerning Maker under the U.S. Bankruptcy Code, in which action a claim, counterclaim, or defense is asserted against Payee, other than any litigation or other legal proceeding in which a final, non-appealable judgment for money damages or injunctive relief is entered against Payee;

                                    (F) the gross negligence or willful
                  misconduct of Maker, its agents, affiliates, officers or employees which causes or results in a material diminution, or material loss of value, of the Mortgaged Property that is not reimbursed by insurance or which gross negligence or willful misconduct exposes Payee to claims, liability or costs of defense in any litigation or other legal proceeding;

                                    (G) the seizure or forfeiture of the
                  Mortgaged Property, or any portion thereof, or Payee's interest therein, resulting from criminal wrongdoing by Maker, its agents, affiliates, officers or employees; and

                                    (H) waste to the Mortgaged Property caused
                  by the acts or omissions of Maker, its agents, affiliates, officers, employees or contractors; or the removal or disposal of any portion of the Mortgaged Property after an Event of Default to the extent such Mortgaged Property is not replaced by Maker with like property of equivalent value, function and design.

         13. Notices. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner and be effective as specified in the Mortgage, directed to the parties at their respective addresses as provided therein.

         14. Transfers of Note and Loan. Payee shall have the unrestricted right at any time or from time to time to sell this Note and the Loan or participation interests therein. Maker shall execute, acknowledge and deliver any and all instruments requested by Payee to satisfy such purchasers or participants that the unpaid indebtedness evidenced by this Note is outstanding upon the terms and provisions set out in this Note and the other Loan Documents. To the extent, if any specified in such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such assignee(s) or participant(s) would have if they were the Payee hereunder.

         15. Waiver of Trial By Jury; Waiver of Certain Claims. MAKER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH INCLUDING, BUT NOT LIMITED TO THOSE RELATING TO (A) ALLEGATIONS THAT A PARTNERSHIP EXISTS BETWEEN PAYEE AND MAKER; (B) USURY OR PENALTIES OR DAMAGES THEREFOR; (C) ALLEGATIONS OF UNCONSCIONABLE ACTS, DECEPTIVE TRADE PRACTICE, LACK OF GOOD FAITH OR FAIR DEALING, LACK OF COMMERCIAL REASONABLENESS, OR SPECIAL RELATIONSHIPS (SUCH AS FIDUCIARY, TRUST OR CONFIDENTIAL RELATIONSHIP); (D) ALLEGATIONS OF DOMINION, CONTROL, ALTER EGO, INSTRUMENTALITY, FRAUD, REAL ESTATE FRAUD, MISREPRESENTATION, DURESS, COERCION, UNDUE INFLUENCE, INTERFERENCE OR NEGLIGENCE; (E) ALLEGATIONS OF TORTIOUS INTERFERENCE WITH PRESENT OR PROSPECTIVE BUSINESS RELATIONSHIPS OR OF ANTITRUST; OR (F) SLANDER, LIBEL OR DAMAGE TO REPUTATION. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. PAYEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

         16. Authority. Maker (and the other undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Mortgage and the other Loan Documents and that this Note, the Mortgage and the other Loan Documents constitute valid and binding obligations of Maker.

         17. Governing Law; Consent to Jurisdiction. This Note shall be governed and construed in accordance with the laws of the state where the Mortgaged Property is located and the applicable laws of the United States of America. Maker hereby irrevocably submits to the jurisdiction of any court of competent jurisdiction located in the state in which the Mortgaged Property is located in connection with any proceeding relating to this Note.

          [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Maker has duly executed this Note the day and year first above written.



                                         MAKER:

                                         SPPR-HOTELS, LLC,
                                           a Delaware limited liability company

                                         By:  SPPR Holdings, Inc., a Delaware
                                                corporation, its Manager

                                         By:   /s/ Donavon A. Heimes
                                         Name:    Donavon A. Heimes
                                         Title:   Vice President/Treasurer

                         MORTGAGE, ASSIGNMENT OF LEASES

                               AND RENTS, SECURITY

                          AGREEMENT AND FIXTURE FILING

         THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as the same may be amended, restated, extended, supplemented or otherwise modified from time to time, the "Mortgage"), is made the as of the 7th day of November, 2005, by SPPR-HOTELS, LLC, a Delaware limited liability company, having its principal place of business at 309 N. 5th Street, Norfolk, NE 68701 ("Mortgagor"), and SPPR TRS SUBSIDIARY, LLC, a Delaware limited liability company, with an address at 309 N. 5th Street, Norfolk, NE 68701 ("Master Tenant"), to and for the benefit of CITIGROUP GLOBAL MARKETS REALTY CORP., a New York corporation, having its place of business at 388 Greenwich Street, 19th Floor, New York, NY 10013 ("Mortgagee"), the mortgagee hereunder to the extent that this Mortgage operates as a mortgage, the beneficiary hereunder to the extent that this Mortgage operates as a deed of trust, and the grantee hereunder to the extent that this Mortgage operates as a deed to secure debt.


                              W I T N E S S E T H:

         To secure the payment of an indebtedness in the principal sum of FOURTEEN MILLION EIGHT HUNDRED THIRTY THOUSAND AND NO/100 DOLLARS ($14,830,000.00), lawful money of the United States of America, to be paid with interest, with the balance of the indebtedness, if not sooner paid, due and payable on November 11, 2015 (the "Maturity Date") according to that certain promissory note dated of even date hereof made by Mortgagor to Mortgagee (the note together with all extensions, renewals or modifications thereof being hereinafter collectively called the "Note") and all other sums due hereunder, or otherwise due under the Loan Documents (as defined in the Note) (said indebtedness, interest and all sums due hereunder and under the Note and any other Loan Documents being collectively called the "Debt"), and all of the agreements, covenants, conditions, warranties, representations and other obligations (other than to repay the Debt) made or undertaken by Mortgagor or any other person or entity to Mortgagee or others as set forth in the Loan Documents (the "Obligations"), Mortgagor and Master Tenant have mortgaged, given, granted, bargained, sold, alienated, infeft, conveyed, confirmed, pledged, assigned, and hypothecated and by these presents do hereby mortgage and warrant, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign and hypothecate unto Mortgagee the real property described in Exhibit A attached hereto (the "Premises"), and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (the "Improvements"), including, without limitation, (i) all right, title and interest of Mortgagor, as landlord and otherwise, in, to and under that certain Master Lease Agreement dated of even date herewith, by and between Mortgagor and Master Tenant (as may be hereafter modified or amended from time to time, the "Master Lease"), pursuant to which the Mortgagor has leased the Premises to Master Tenant, and (ii) all right, title and interest of Master Tenant, as tenant and otherwise, in, to and under the Master Lease and otherwise in and to the Premises and Improvements (collectively, the "Master Leasehold Estate");

         TOGETHER WITH: all right, title, interest and estate of Mortgagor and Master Tenant now owned, or hereafter acquired, in and to the following property, rights, interests and estates now or hereafter located on or generated from the operations on the Premises (the Premises, the Improvements and the Master Leasehold Estate, together with the following property, rights, interests and estates being hereinafter described are collectively referred to herein as the "Mortgaged Property"):

         (a) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor and Master Tenant of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

         (b) all machinery, furnishings, equipment, fixtures, inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions thereof, including, but not limited to, all furnaces, boilers, oil boilers, radiators and piping, coal stokers, refrigeration and sprinkler systems, wash-tubs, sinks, gas and electric fixtures, awnings, window shades, kitchen cabinets, plants and shrubbery and all other equipment and machinery, motor vehicles and other vehicles, appliances, fittings and fixtures of every kind, all heating, air conditioning, plumbing and bathroom, lighting, communications, escalator and elevator fixtures, lobby furniture, furnishings and equipment, beds, murphy beds, mattresses, bureaus, chiffoniers, chests, chairs, desk chairs, desks, lamps, mirrors, bookcases, tables, bedside tables, party tables, coffee tables, end tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, lamps, lampshades, mirrors, paintings, hangings, pictures, divans, drawings, luggage carts, luggage racks, stools, couches, sofas, ottomans, chinaware, linens, pillows, blankets, mattress pads, glassware, foodcarts, cookware, file cabinets, office equipment, typewriters, calculators, computers, printers, facsimile machines, copiers, reservation systems, surveillance and security systems, safe deposit boxes, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, clock radios, television sets, video game systems, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, fittings, plants, apparatus, stoves, ranges, ovens, microwaves, grills, steamers, fryers, preparation tables, slicers, grinders, ice cream machines and freezers, racks, bars, bar equipment, pots, pans, tableware, silverware, glassware, refrigerators, laundry machines, video equipment, lecterns, microphones, amplifiers, public address systems, lounges, umbrellas, pool equipment, recreational and sports equipment, spa equipment, massage tables, manicure and pedicure stands, telephone equipment, tools, machinery, engines, dynamos, motors, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical sings, bulbs, bells, fuel, conveyors, cabinets, lockers, shelving, spotlight equipment, dishwashers, garbage disposals, other customary equipment and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Mortgagor or Master Tenant, or in which Mortgagor or Master Tenant has or shall have an ownership interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor or Master Tenant, or in which Mortgagor or Master Tenant has or shall have an ownership interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements (hereinafter collectively called the "Equipment"), including the proceeds of any sale or transfer of the foregoing, and the right, title and interest of Mortgagor and Master Tenant in and to any of the Equipment which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code") superior in lien to the lien of this Mortgage;

         (c) all awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Mortgaged Property, whether from the exercise of the right of eminent domain or condemnation (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Mortgaged Property;

         (d) all leases, tenancies, licenses, subleases, assignments and/or other rental or occupancy agreements (including, without limitation, all guarantees, letter of credit rights and other supporting obligations in respect thereof) and other agreements or arrangements heretofore or hereafter entered into providing for the use, enjoyment or occupancy of the Premises and the Improvements, including any extensions, renewals, modifications or amendments thereof (the "Leases"), and all (i) income, rents, room rates, room charges, credit card charges, receipts, issues, profits, revenues, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), deposits (including, without limitation, security, utility and other deposits), cash, charges for services rendered and other benefits now due or which may become due or to which Mortgagor or Master Tenant is now or hereafter may become entitled or which Mortgagor or Master Tenant may demand or claim arising or derived from the Property or the Leases or any party thereof and all amounts paid as rents for such Property or the fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, mini-bars, meeting rooms, banquet rooms, recreational facilities and otherwise; (ii) receivables, customer obligations, installment payment obligations and other payment obligations whether already accrued, now accruing or to accrue in the future for the occupancy or use of the Property or any part thereof, or arising or created out of the Leases or other grant of the right of the possession, use or occupancy of all or any portion of the Property or personalty located thereon, or the rendering of services by Mortgagor, Master Tenant or any operator or manager of the Property or any commercial space located within the Property or acquired from others including, without limitation, from the rental of any office space, retail space, commercial space, parking space, guest rooms or other space, halls, stores or offices, including any deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance relating to the use, enjoyment or occupancy of the Property (the "Rents"), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt, including without limitation (i) all of Mortgagor's right, title and interest in, to and under the Master Lease and all Rents received by or paid to or for the account of or benefit of Mortgagor thereunder, and (ii) all of Master Tenant's right, title and interest in, to and under the Leases (including, without limitation, those constituting subleases) and all Rents received by or paid to or for the account of or benefit of Master Tenant thereunder;

         (e) all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property or any part thereof;

         (f) the right, in the name and on behalf of Mortgagor or Master Tenant, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagee in the Mortgaged Property or any part thereof;

         (g) all (i) accounts, escrows, reserves, documents, records, instruments, chattel paper (including both tangible chattel paper and electronic chattel paper), claims, financial assets, investment property, letter of credit rights, supporting obligations, deposits and general intangibles (including payment intangibles and software), as the foregoing terms are defined in the Uniform Commercial Code, (ii) trademark licenses, trademarks, rights in intellectual property, trade names, service marks and copyrights, copyright licenses, patents, patent licenses or the license to use intellectual property such as computer software owned or licensed by Mortgagor or Master Tenant or other proprietary business information relating to Mortgagor's or Master Tenant's policies, procedures, manuals and trade secrets (collectively, "Intellectual Property"), (iii) plans, specifications, designs, drawings, permits, consents, licenses, franchises, approvals, management agreements, contracts and contract rights of Mortgagor or Master Tenant relating to the Mortgaged Property, including, without limitation, any Choice Hotels International, Inc. Franchise Agreement related to the Mortgaged Property, dated on or about the date hereof (the "Franchise Agreement"), or the use, operation, management, improvement, alteration, repair, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair, or other work upon the Property), and (iv) actions, refunds or rights to refunds of real estate taxes and assessments (and any other governmental impositions related to the Property), and causes of action, in the case of any of clauses (i) - (iv), that now or hereafter relate to the Property, or the use, operation, management, improvement, alteration, repair, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon;

         (h) any and all proceeds and products of any of the foregoing and any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Debt and the performance of Mortgagor's and Master Tenant's obligations under the Loan Documents, including (without limitation) the Tax and Insurance Escrow Fund (as hereinafter defined) the Replacement Reserve Fund (as hereinafter defined), and any other escrows set forth in the Loan Documents;

         (i) all accounts receivable, contract rights, interests, estates or other claims, both in law and in equity, which Mortgagor or Master Tenant now has or may hereafter acquire in the Mortgaged Property or any part thereof; and

         (j) all rights which Mortgagor or Master Tenant now has or may hereafter acquire, to be indemnified and/or held harmless from any liability, loss, damage, cost or expense (including, without limitation, reasonable attorneys' and paralegals' fees and disbursements) relating to the Mortgaged Property or any part thereof.

         TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the use and benefit of Mortgagee, and the successors and assigns of Mortgagee, forever;

         PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall well and truly pay to Mortgagee the Debt at the time and in the manner provided in the Note and this Mortgage and the Crossed Mortgages (as set forth in Schedule I attached hereto and made a part hereof) and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note and the Loan Documents in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

         AND Mortgagor and Master Tenant each, as applicable, represents and warrants to and covenants and agrees with Mortgagee as follows:

         1. Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Mortgagor shall pay the Debt at the time and in the manner provided in the Note and in this Mortgage. Mortgagor will duly and punctually perform all of the covenants, conditions and agreements contained in the Note, this Mortgage and the other Loan Documents all of which covenants, conditions and agreements are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.

         2. Warranty of Title. Mortgagor warrants that Mortgagor has good, marketable and insurable title to the Mortgaged Property and has the right to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign and hypothecate the same and that Mortgagor possesses an unencumbered fee estate in the Premises and the Improvements. Master Tenant warrants that Master Tenant possesses an unencumbered leasehold estate in the Master Leasehold Estate. Mortgagor warrants that it owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Mortgage and the surveys of the Mortgaged Property and purchase money and similar personal property liens shown in Uniform Commercial Code financing statements duly filed ("Permitted Encumbrances"). Mortgagor represents and warrants that none of the Permitted Encumbrances will materially and adversely affect (a) Mortgagor's ability to pay in full the Debt, (b) the use of the Mortgaged Property for the use currently being made thereof, (c) the operation of the Mortgaged Property, or (d) the value of the Mortgaged Property. Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever.

         3. Insurance. (a) Mortgagor, at its sole cost and expense, will keep the Mortgaged Property insured during the entire term of this Mortgage for the mutual benefit of Mortgagor and Mortgagee against loss or damage by fire, lightning, wind and such other perils as are included in a standard "all-risk" or "special causes of loss" form and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Such insurance shall be in an amount equal to the greatest of (i) the then full replacement cost of the Improvements and Equipment, without deduction for physical depreciation, (ii) the outstanding principal balance of the Loan (as such term is defined in the Note), and (iii) such amount that the insurer would not deem Mortgagor a co-insurer under said policies. The policies of insurance carried in accordance with this section shall be paid annually in advance and shall contain a "Replacement Cost Endorsement" with a waiver of depreciation and an "Agreed Amount Endorsement." The policies shall have a deductible no greater than $25,000 unless agreed to by Mortgagee.

                  (b) Mortgagor, at its sole cost and expense, for the mutual benefit of Mortgagor and Mortgagee, shall also obtain and maintain during the entire term of this Mortgage the following Policies:

                  (i) Flood insurance if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994 (and any amendment or successor act thereto) in an amount at least equal to the lesser of (A) the full replacement cost of the Improvements and the Equipment within the parts of the Mortgaged Property so affected, (B) the outstanding principal amount of the Note or (C) the maximum limit of coverage available with respect to the Improvements and Equipment under said Act. Mortgagor hereby agrees to pay Mortgagee such fees as may be permitted under applicable law for the costs incurred by Mortgagee in determining, from time to time, whether the Mortgaged Property is then located within such area.

                  (ii) Comprehensive General Liability or Commercial General Liability insurance, including a broad form comprehensive general liability endorsement and coverage for broad form property damage, contractual damages, personal injuries (including death resulting therefrom) and a liquor liability endorsement if liquor is sold on the Mortgaged Property, containing minimum limits of liability of $1 million for both injury to or death of a person and for property damage per occurrence and $2 million in the aggregate, and such other liability insurance reasonably requested by Mortgagee. In addition, at least $3 million excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Mortgagor and all court costs and attorneys' fees incurred in connection with the ownership, operation and maintenance of the Mortgaged Property.

                  (iii) Rental loss and/or business interruption insurance for a period of 12 months in an amount equal to the greater of (A) estimated gross revenues from the operations of the Mortgaged Property over 12 months or (B) the projected operating expenses (including stabilized management fees, applicable reserve deposits, and debt service) for the maintenance and operation of the Mortgaged Property over 12 months. The amount of such rental loss insurance shall be increased from time to time during the term of this Mortgage as and when new Leases and renewal Leases are entered into in accordance with the terms of this Mortgage, to reflect all increased rent and increased additional rent payable by all of the tenants under such Leases.

                  (iv) Insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements and including broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment located in, on, or about the Premises and the Improvements. Coverage is required in an amount at least equal to the full replacement cost of such equipment and the building or buildings housing same. Coverage must extend to electrical equipment, sprinkler systems, heating and air conditioning equipment, refrigeration equipment and piping.

                  (v) If the Mortgaged Property includes commercial property, worker's compensation insurance with respect to any employees of Mortgagor, as required by any governmental authority or legal requirement.

                  (vi) During any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the Mortgaged Property against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Mortgagee may request, in form and substance acceptable to Mortgagee.

                  (vii) Ordinance or law coverage to compensate for the cost of demolition, increased cost of construction, and loss to any undamaged portions of the Improvements, if the current use of the Mortgaged Property or the Improvements themselves are or become "nonconforming" pursuant to the applicable zoning regulations, or full rebuildability following casualty is otherwise not permitted under such zoning regulations.

                  (viii) Such other insurance as may from time to time be reasonably required by Mortgagee in order to protect its interests.

         The insurance policies required under subsections 3(a) and 3(b)(iii) above shall be required to cover perils of terrorism and acts of terrorism so long as such insurance coverage is available at commercially reasonable rates (as determined by Mortgagee in its sole discretion); provided however, if a Rating Agency in connection with a Secondary Market Transaction (as hereinafter defined) or in connection with its rating surveillance of the certificates issued pursuant to a Secondary Market Transaction would not provide or maintain a rating (including, without limitation, any so-called "shadow" rating) for any portion of such certificates or the Loan which would otherwise be available but for the failure to maintain terrorism insurance with respect to the Loan (or the Loan among other loans included in the Secondary Market Transaction), Mortgagor will so maintain such insurance if obtainable from any insurer or any governmental authority (for the maximum amount obtainable up to the amounts set forth in subsections 3(a) and 3(b)(iii) above and with deductibles no greater than those provided in subsection 3(a) above).

                  (c) All Policies (i) shall be issued by companies approved by Mortgagee and licensed to do business in the state where the Mortgaged Property is located, with a claims paying ability rating of "A-:IX" or better in the current Best's Insurance Reports; (ii) shall be maintained throughout the term of this Mortgage without cost to Mortgagee; (iii) shall contain a Non-Contributory Standard Mortgagee Clause and a Mortgagee's Loss Payable Endorsement, or their equivalents, naming Mortgagee as the person to which all payments made by such insurance company shall be paid; (iv) shall contain a waiver of subrogation against Mortgagee; (v) shall be assigned and the originals delivered to Mortgagee (including certified copies of the Policies in effect on the date hereof within thirty (30) days after the closing of the Loan); (vi) shall contain such provisions as Mortgagee deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Mortgagor, Mortgagee nor any other party shall be a co-insurer under said Policies and that Mortgagee shall receive at least thirty (30) days prior written notice of any modification or cancellation; (vii) shall be for a term of not less than one year, (viii) shall be issued by an insurer licensed in the state in which the Mortgaged Property is located, (ix) shall provide that Mortgagee may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration or reissuance, and such payments shall be accepted by the insurer to prevent same, (x) shall be satisfactory in form and substance to Mortgagee and shall be approved by Mortgagee as to amounts, form, risk coverage, deductibles, loss payees and insureds; and (xi) shall provide that all claims shall be allowable on events as they occur. Upon demand therefor, Mortgagor shall reimburse Mortgagee for all of Mortgagee's (or its servicer's) reasonable costs and expenses incurred in obtaining any or all of the Policies or otherwise causing the compliance with the terms and provisions of this Section 3, including (without limitation) obtaining updated flood hazard certificates and replacement of any so-called "forced placed" insurance coverages. Mortgagor shall pay the premiums for such Policies (the "Insurance Premiums") as the same become due and payable and shall furnish to Mortgagee evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Mortgagee (provided, however, that Mortgagor is not required to furnish such evidence of payment to Mortgagee in the event that such Insurance Premiums have been paid by Mortgagee pursuant to
         Section 5 hereof). If Mortgagor does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Mortgagee may, after providing written notice to Mortgagor, procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Mortgagor agrees to reimburse Mortgagee for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Mortgagee, Mortgagor shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Mortgagee, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like. Mortgagor shall give Mortgagee prompt written notice if Mortgagor receives from any insurer any written notification or threat of any actions or proceedings regarding the non-compliance or non-conformity of the Mortgaged Property with any insurance requirements. For purposes hereof, references to "Mortgagee" shall also be deemed to include, without limitation, Mortgagee's successors, assigns or other designees.

                  (d) In the event of the entry of a judgment of foreclosure, sale of the Mortgaged Property by non-judicial foreclosure sale, or delivery of a deed in lieu of foreclosure, Mortgagee hereby is authorized (without the consent of Mortgagor) to assign any and all Policies to the purchaser or transferee thereunder, or to take such other steps as Mortgagee may deem advisable to cause the interest of such transferee or purchaser to be protected by any of the Policies without credit or allowance to Mortgagor for prepaid premiums thereon.

                  (e) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (an "Insured Casualty"), Mortgagor shall give prompt notice thereof to Mortgagee and, so long as insurance proceeds are made available to Mortgagor, Mortgagor shall promptly repair the Mortgaged Property to be at least equal value and of substantially the same character as prior to such damage, all to be effected in accordance with applicable law and plans and specifications approved in advance by Mortgagee. The expenses incurred by Mortgagee in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Mortgagor to Mortgagee upon demand.

                  (f) In case of loss or damages covered by any of the Policies, the following provisions shall apply:

                  (i) In the event of an Insured Casualty that does not exceed $50,000, Mortgagor may settle and adjust any claim without the consent of Mortgagee and agree with the insurance company or companies on the amount to be paid upon the loss; provided that such adjustment is carried out in a competent and timely manner. In such case, Mortgagor is hereby authorized to collect and receipt for any such insurance proceeds.

                  (ii) In the event an Insured Casualty shall exceed $50,000, then and in that event, Mortgagee may settle and adjust any claim with the consent of Mortgagor and agree with the insurance company or companies on the amount to be paid on the loss and the proceeds of any such policy shall be due and payable solely to Mortgagee and held in escrow by Mortgagee in accordance with the terms of this Mortgage.

                  (iii) In the event of any Insured Casualty, if (A) the loss is in an aggregate amount less than thirty-five percent (35%) of the original principal balance of the Note, (B) in the reasonable judgment of Mortgagee, the Mortgaged Property can be restored within twelve (12) months after insurance proceeds are made available to an economic unit not less valuable (including an assessment of the impact of the termination of any Leases due to such Insured Casualty) and not less useful than the same was prior to the Insured Casualty, and after such restoration will adequately secure the outstanding balance of the Debt, and such restoration can be completed on or before six (6) months prior to the Maturity Date of the Loan, and (C) no Event of Default (as hereinafter defined) shall have occurred and be then continuing, then the proceeds of insurance shall be applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to Insured Casualty, as provided for below; and Mortgagor hereby covenants and agrees forthwith to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided, however, in any event Mortgagor shall pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

                  (iv) Except as provided above, the proceeds of insurance collected upon any Insured Casualty shall, at the option of Mortgagee in its sole discretion, be applied to the payment of the Debt or applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, in the manner set forth below. Any such application to the Debt shall not be considered a voluntary prepayment requiring payment of the prepayment consideration provided in the Note, and shall not reduce or postpone any payments otherwise required pursuant to the Note, other than the final payment on the Note.

                  (v) In the event Mortgagor is entitled to reimbursement out of insurance proceeds held by Mortgagee, such proceeds shall be disbursed from time to time upon Mortgagee being furnished with (A) evidence satisfactory to it (which evidence may include inspection(s) of the work performed) that the restoration, repair, replacement and rebuilding covered by the disbursement has been completed in accordance with plans and specifications approved by Mortgagee, (B) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (C) funds, or, at Mortgagee's option, assurances satisfactory to Mortgagee that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding, and (D) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Mortgagee may reasonably require and approve; and Mortgagee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and approved by Mortgagee prior to commencement of work. With respect to disbursements to be made by Mortgagee: (A) no payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; (B) funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and (C) at all times, the undisbursed balance of such proceeds remaining in the hands of Mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Mortgagee by or on behalf of Mortgagor for that purpose, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien and the costs described in subsection 3(vi) below. Any surplus which may remain out of insurance proceeds held by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding may at Mortgagee's discretion be applied to the reduction or discharge of the Debt whether or not then due and payable (such application to be without any prepayment consideration, except that if an Event of Default, or an event with notice and/or the passage of time, or both, would constitute an Event of Default, has occurred, then such application shall be subject to the prepayment consideration computed in accordance with the
         Note), with the balance, if any, to be disbursed to Mortgagor, or paid to Mortgagor. In no event shall Mortgagee assume any duty or obligation for the adequacy, form or content of any such plans and specifications, nor for the performance, quality or workmanship of any restoration, repair, replacement and rebuilding.

                  (vi) Notwithstanding anything to the contrary contained herein, the proceeds of insurance reimbursed to Mortgagor in accordance with the terms and provisions of this Mortgage shall be reduced by the reasonable costs (if any) incurred by Mortgagee in the adjustment and collection thereof and by the reasonable costs incurred by Mortgagee of paying out such proceeds (including, without limitation, reasonable attorneys' fees and costs paid to third parties for inspecting the restoration, repair, replacement and rebuilding and reviewing the plans and specifications therefor).

         4. Payment of Taxes and Other Charges. Subject to the provisions of
Section 5 below, Mortgagor shall pay all taxes, assessments, water rates and sewer rents, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (the "Taxes") and all ground rents, maintenance charges, other governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (the "Other Charges") as the same become due and payable, unless the same are conteseted in accordance with Section 29 hereof. Mortgagor will deliver to Mortgagee, promptly upon Mortgagee's request, evidence satisfactory to Mortgagee that the Taxes and Other Charges have been so paid, are being contested, or are not then delinquent. Mortgagor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Mortgaged Property, and shall promptly pay for all utility services provided to the Mortgaged Property, unless the same are being contested in accordance with Section 29 hereof. Mortgagor shall furnish to Mortgagee or its designee receipts for the payment of the Taxes, Other Charges and said utility services or evidence that the same are being contested in accordance with Section 29 hereof prior to the date the same shall become delinquent (provided, however, that Mortgagor is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Mortgagee pursuant to Section 5 hereof).

         5. Tax and Insurance Escrow Fund. On the Closing Date, Mortgagor shall make an initial deposit to the Tax and Insurance Escrow Fund, as hereinafter defined, in an amount which, when added to the monthly amounts to be deposited as specified below, will be sufficient in the estimation of Mortgagee to satisfy the next due taxes, assessments, insurance premiums and other similar charges. Beginning on the date the first constant monthly payment is due under the Note, and on the eleventh day of each calendar month thereafter, Mortgagor shall, at the option of Mortgagee or its designee, pay to Mortgagee (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Mortgagee to be payable, during the next ensuing twelve (12) months, and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (said amounts in (a) and (b) above hereinafter called the "Tax and Insurance Escrow Fund"). Mortgagee may, in its sole discretion, retain a third party tax consultant to obtain tax certificates or other evidence or estimates of tax due or to become due or to verify the payment of taxes and Mortgagor will promptly reimburse Mortgagee for the reasonable cost of retaining any such third parties or obtaining such certificates. Any unpaid reimbursements for the aforesaid shall be added to the Debt. The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Mortgagor to Mortgagee. Mortgagor hereby pledges to Mortgagee any and all monies now or hereafter deposited in the Tax and Insurance Escrow Fund as additional security for the payment of the Debt. Mortgagee will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Mortgagor pursuant to Sections 3 and 4 hereof. In making any payment relating to the Tax and Insurance Escrow Fund, Mortgagee may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3 and 4 hereof, Mortgagee shall, in its discretion, credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. In allocating such excess, Mortgagee may deal with the person shown on the records of Mortgagee to be the owner of the Mortgaged Property. If at any time Mortgagee determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay the items set forth in (a) and (b) above, Mortgagee shall notify Mortgagor of such determination and Mortgagor shall increase its monthly payments to Mortgagee by the amount that Mortgagee estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or expiration of the Policies, as the case may be. Upon the occurrence of an Event of Default, Mortgagee may apply any sums then present in the Tax and Insurance Escrow Fund to the payment of the Debt in any order in its sole discretion. Until expended or applied as above provided, any amounts in the Tax and Insurance Escrow Fund shall constitute additional security for the Debt. The Tax and Insurance Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Mortgagee. Unless otherwise required by applicable law, no earnings or interest on the Tax and Insurance Escrow Fund shall be payable to Mortgagor even if Mortgagee or its servicer is paid a fee and/or receives interest or other income in connection with the deposit or placement of such fund (in which event such income shall be reported under Mortgagee's or its servicer's tax identification number, as applicable). Upon payment of the Debt and performance by Mortgagor of all its obligations under this Mortgage and the other Loan Documents, any amounts remaining in the Tax and Insurance Escrow Fund shall be refunded to Mortgagor.

         Notwithstanding the foregoing, Mortgagee acknowledges that as of the date hereof, Mortgagor maintains insurance policies and coverages in compliance with Section 3 hereof under blanket policies of insurance, and Mortgagee agrees that notwithstanding the terms of the first paragraph of this Section 5, Mortgagor shall not be required to escrow with Mortgagee the yearly premium installments for fire and other hazard insurance, rent loss insurance and such other insurance covering the Mortgaged Property as Lender may require pursuant to Section 3 hereof (the "Insurance Escrow Payment") provided that: (a) Mortgagor is not in default under the Loan Documents beyond any applicable notice and/or cure period, and (b) Mortgagor provides Mortgagee with evidence of renewal of each of the insurance policies required to be maintained hereunder at least thirty (30) days prior to the expiration of any expiring policy, which shall be satisfactory to Mortgagee in its sole discretion. In the event of the failure of either of the conditions set forth in the immediately preceding sentence, Mortgagor shall be required to begin making the Insurance Escrow Payment commencing on the next scheduled payment date.

         6. FF&E Reserve Fund. Beginning on the date the First Payment Date is due under the Note, and on the eleventh day of each calendar month thereafter, Mortgagor shall pay, or cause to be paid, to Mortgagee an amount equal to $7,124.42, the amount estimated by Mortgagee in its sole discretion to be due for replacements and repairs required to be made to the Property during the calendar year for the replacements and repairs of the following ("FF&E"): furniture, furnishings, fixtures, "Soft Goods" (all fabric, textile and flexible plastic products [not including items which are classified as "Fixed Asset Supplies" under the uniform System of Accounts] which are used in furnishing the Property, including, without limitation: carpeting, drapes, bedspreads, wall and floor coverings, mats, shower curtains and similar items), "Case Goods" (furniture and furnishings used in the Property, including, without limitation: chairs, beds, chests, headboards, desks, lamps, tables, television sets, mirrors, pictures, wall decorations and similar items), signage, audio-visual equipment, kitchen appliances, vehicles, carpeting and all equipment, including front desk and back-of-the house computer equipment (the "FF&E Reserve Fund"). Mortgagor hereby pledges (and grants a lien and security interest) to Mortgagee, Mortgagor's interest in any and all monies now or hereafter deposited in the FF&E Reserve Fund as additional security for the payment of the Debt. As required in Section 17 below, Mortgagor shall deliver, or cause to be delivered, to Mortgagee for Mortgagee's review and approval, a budget (the "Budget") itemizing the costs for FF&E which are anticipated to be incurred in connection with the Property during the next immediately succeeding calendar year (the "FF&E Expenditures"). Notwithstanding the foregoing, it is the intention of Mortgagor and Mortgagee that the FF&E Deposit Amount equal one-twelfth (1/12th) of four percent (4%) of the total revenue actually generated by the Property, and consequently, Mortgagee shall annually adjust the FF&E Deposit Amount based on the actual revenue generated by the Mortgaged Property during the immediately preceding fiscal year, such amount to be determined by Mortgagee in its reasonable discretion. Provided that no Event of Default shall exist and remain uncured, Mortgagee shall make disbursements from the FF&E Reserve Fund as requested, in writing by Mortgagor, and approved by Mortgagee in its reasonable discretion, on a monthly basis in increments of no less than $2,500 upon delivery by Mortgagor of copies of paid invoices (or with respect to requests in excess of $10,000, unpaid invoices) for the amounts requested, a certification from Mortgagor stating: (a) that the amounts requested will be applied to the payment or reimbursement of FF&E Expenditures included in the Budget, (b) that all funds that Mortgagor has previously withdrawn from the FF&E Reserve Fund have been applied to the payment or reimbursement of FF&E Expenditures included in the Budget, and that (c) to the best of Mortgagor's knowledge, there are no accounts payable in connection with the Budget that are more than sixty (60) days past due (unless the same is being contested in accordance with the terms of the Loan Documents), which certification will be accompanied by a schedule setting forth the names of payees and the amounts to be paid out of the proceeds of such disbursement. Upon request of Mortgagee in writing, Mortgagor shall provide a detailed written accounting of FF&E Expenditures, with a comparison with the Budget, in form and substance reasonably acceptable to Mortgagee, together with copies of invoices for items that have been paid from prior withdrawals from the FF&E Reserve Fund. In connection with any work involving an FF&E Expenditure, Mortgagee may require an inspection of the Property at Mortgagor's expense prior to making a disbursement in order to verify completion of replacements and repairs for which reimbursement or payment is sought. Mortgagee's security interest in the FF&E Reserve Fund is solely for the protection of Mortgagee and entails no responsibility or obligation on Mortgagee's part beyond the payment of the costs and expenses described in this section in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. The FF&E Reserve Fund shall be held in an interest bearing account in Mortgagee's name at a financial institution selected by Mortgagee in its sole discretion. All earnings or interest on the FF&E Reserve Fund shall be and become part of such FF&E Reserve Fund and shall be disbursed as provided in this Section 6. Upon payment of the Debt and performance by Mortgagor of all its obligations under this Mortgage and the other Loan Documents, any amounts remaining in the FF&E Reserve Fund shall be refunded to Mortgagor. The FF&E Reserve Fund shall not constitute a trust fund and may be commingled with other monies held by Mortgagee.

         7. Condemnation. (a) Mortgagor shall promptly give Mortgagee written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Mortgagee copies of any and all papers served in connection with such proceedings. Mortgagee is hereby irrevocably appointed as Mortgagor's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment for said condemnation or eminent domain and to make any compromise or settlement in connection with such proceeding, subject to the provisions of this Mortgage. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Mortgagor shall continue to pay the Debt at the time and in the manner provided for its payment in the Note, in this Mortgage and the other Loan Documents and the Debt shall not be reduced until any award or payment therefor shall have been actually received after expenses of collection and applied by Mortgagee to the discharge of the Debt. Mortgagee shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein and in the Note. Mortgagor shall cause the award or payment made in any condemnation or eminent domain proceeding, which is payable to Mortgagor, to be paid directly to Mortgagee. Mortgagee may apply any such award or payment to the reduction or discharge of the Debt whether or not then due and payable (such application to be without any prepayment consideration, except that if an Event of Default, or an event with notice and/or the passage of time, or both, would constitute an Event of Default, has occurred, then such application shall be subject to the prepayment consideration computed in accordance with the Note). If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of such award or payment, Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive said award or payment, or a portion thereof sufficient to pay the Debt.

                  (b) Notwithstanding the provisions of subsection 7(a) above, in the event of a condemnation of less than all of the Mortgaged Property where:
(i) no Event of Default shall have occurred and be continuing; (ii) the condemnation will not, in Mortgagee's sole discretion, result in a material adverse effect to the use or operation of the Mortgaged Property, Mortgagor's ability to make payments hereunder, or the operating income from the Mortgaged Property; and (iii) the amount of any award or payment that is uncontested shall have been paid to Mortgagee, then Mortgagee and Mortgagor shall jointly make any such compromise or settlement hereunder, or otherwise adjudicate such claim, and such award or payment (less amounts payable to Mortgagee for its costs and expenses incurred in connection therewith) shall be paid by Mortgagee to Mortgagor in the same manner as provided by subsection 3(f)(v) above to restore the Mortgaged Property to an architecturally and functionally compatible condition, and the excess available upon completion of such restoration may at Mortgagee's discretion be applied to the reduction or discharge of the Debt whether or not then due and payable (such application to be without any prepayment consideration, except that if an Event of Default, or an event with notice and/or the passage of time, or both, would constitute an Event of Default, has occurred, then such application shall be subject to the prepayment consideration computed in accordance with the Note), with the balance, if any, to be disbursed to Mortgagor, or paid to Mortgagor.

         8. Representations and Covenants Concerning Loan. Mortgagor represents, warrants and covenants as follows:

                  (a) Unless otherwise waived by Mortgagee, Mortgagor shall comply with all of the recommendations concerning the maintenance and repair of the Mortgaged Property which are contained in the inspection and engineering report which was delivered to Mortgagee in connection with the origination of the Loan.

                  (b) In the event Mortgagor decides to engage a third party management company to manage the Mortgaged Property, Mortgagor agrees to engage a management company satisfactory to Mortgagee, pursuant to a management agreement satisfactory to Mortgagee, and to cause such management company to execute the Acknowledgment of Property Manager in form and substance satisfactory to Mortgagee, and to deliver to Mortgagee promptly upon such engagement, a fully-executed copy of the management agreement, together with the Acknowledgment of Property Manager signed by such manager.

                  (c) Intentionally Deleted.

                  (d) Mortgagor has reviewed and is familiar with all opinions of legal counsel to Mortgagor and any Affiliate (as hereinafter defined) to be delivered in connection with the Loan, including those respecting enforceability and authority. None of the assumptions set forth in such opinions are incorrect.

                  (e) Neither Mortgagor, nor any Affiliate is or has been a debtor, and no property of any of them (including the Mortgaged Property) is property of the estate, in any voluntary or involuntary case under the Bankruptcy Code or under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect. No such party and no property of any of them is or has been under the possession or control of a receiver, trustee or other custodian. Neither Mortgagor nor any Affiliate has made or will make any assignment for the benefit of creditors. No such assignment or bankruptcy or similar case or proceeding is now contemplated.

                  (f) The representations and warranties contained in the Closing Certificate executed by Mortgagor in connection with the Note (which certificate constitutes one of the Loan Documents) are true and correct and Mortgagor shall observe the covenants contained therein.

                  (g) Master Tenant and Mortgagor, if applicable, shall timely comply in all material respects with the terms and conditions of the Franchise Agreement. Neither Master Tenant nor Mortgagor shall terminate the Franchise Agreement or fail to renew the Franchise Agreement without Mortgagee's prior written consent, which consent shall not be unreasonably withheld or delayed. Master Tenant and/or Mortgagor shall promptly provide Mortgagee with any notice of default, non-performance, non-renewal or termination received with respect to the Franchise Agreement.

         9. Single Purpose Entity/Separateness. Mortgagor represents, warrants and covenants as follows:

                  (a) Mortgagor has not and shall not own any asset or property other than (i) the Mortgaged Property and the real property described in the Crossed Mortgages (collectively, the "Crossed Properties"), (ii) any Lease of the Crossed Properties, and (iii) incidental personal property necessary for the ownership or operation of the Crossed Properties.

                  (b) Mortgagor has not engaged and shall not engage in any business or activity other than the ownership, leasing, management and/or operation of the Crossed Properties and Mortgagor will conduct and operate its business as presently conducted and operated.

                  (c) Except as contemplated by this Mortgage and the Crossed Mortgages, Mortgagor has not and shall not enter into or be a party to any transaction, contract or agreement with any entity which is directly or indirectly controlling, controlled by or under common control with Mortgagor (excluding any director or officer of any such entity) (an "Affiliate"), except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than any Affiliate (including any Lease satisfactory to Mortgagee with a taxable REIT subsidiary).

                  (d) Mortgagor has not incurred and shall not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Debt and (ii) trade and operational debt incurred in the ordinary course of business with trade creditors in connection with owning, operating and maintaining the Crossed Properties, in such amounts as are normal and reasonable under the circumstances, provided such debt is not evidenced by a promissory note or other security instrument and is not at any time in an aggregate amount in excess of two percent (2%) of the original loan amount evidenced by the Note, and further provided that all such trade debts are paid within sixty (60) days after the same are incurred. Except as contemplated by this Mortgage and the Crossed Mortgages, no indebtedness other than the Debt may be secured (senior, subordinate or pari passu) by the Crossed Properties.

                  (e) Mortgagor has not made and shall not make any loans or advances to any third party, nor to any Affiliate or any constituent party of Mortgagor.

                  (f) Mortgagor is and will remain solvent and Mortgagor will pay its debts from its assets as the same shall become due.

                  (g) Mortgagor has done or caused to be done and shall do all things necessary, to preserve its existence, and Mortgagor will not, nor will Mortgagor permit any Affiliate to amend, modify or otherwise change the operating agreement or other organizational documents of Mortgagor in a manner which would adversely affect Mortgagor's existence as a single-purpose entity, without the prior written consent of Mortgagee.

                  (h) Mortgagor has maintained and shall maintain financial statements, accounting records, books and records, bank accounts and other entity documents separate from those of its Affiliates and any constituent party of Mortgagor or any other person or entity; provided, however, Mortgagor's financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate. Mortgagor has filed and shall file its own tax returns, except to the extent that it has been or is required to file consolidated tax returns by law. Mortgagor has maintained and shall maintain its books, records, resolutions and agreements as official records.

                  (i) Mortgagor has been and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate or any constituent party of Mortgagor), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks. Mortgagor has allocated and shall allocate fairly and reasonably any overhead for shared office space.

                  (j) Mortgagor has preserved and kept and shall preserve and keep in full force and effect its existence, good standing and qualification to do business in the states in which the Crossed Properties are located and Mortgagor has observed and will observe all limited liability company formalities.

                  (k) Mortgagor has maintained and shall maintain adequate capital and a sufficient number of employees for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Mortgagor will pay the salaries of its own employees.

                  (l) Neither Mortgagor nor any constituent party of Mortgagor has sought or shall seek or consent to the dissolution or winding up, in whole or in part, of Mortgagor, nor will Mortgagor merge with or be consolidated into any other entity or acquire by purchase or otherwise all or substantially all of the business assets of, or any stock of beneficial ownership of, any entity.

                  (m) Mortgagor has not and shall not commingle the funds and other assets of Mortgagor with those of any Affiliate, any constituent party of Mortgagor or any other person, and Mortgagor will pay its own liabilities out of its own funds and assets.

                  (n) Mortgagor has maintained and shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any constituent party of Mortgagor, Affiliate or any other person.

                  (o) Except as contemplated by this Mortgage and the Crossed Mortgages, Mortgagor has not and shall not assume, guarantee, become obligated for or hold itself out to be responsible for the debts or obligations of any other person (provided, that the foregoing shall not prevent Mortgagor from being and holding itself responsible for expenses incurred or obligations undertaken by the lessee and/or property manager of the Crossed Properties in respect of its duties regarding the Crossed Properties).

                  (p) Mortgagor shall obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under this Mortgage and the Crossed Mortgages.

                  (q) Mortgagor does not and shall not own any subsidiary, or make any investment in any person or entity.

                  (r) Mortgagor has not and shall not without the unanimous consent of all its members, file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

                  (s) Mortgagor shall be a limited liability company formed under the laws of the State of Delaware, whose certificate of formation and operating agreement ("Mortgagor's Organizational Documents") shall be in form and substance reasonably satisfactory to Mortgagee.

         10. Maintenance of the Mortgaged Property. Mortgagor shall cause the Mortgaged Property to be operated and maintained in a good and safe condition and repair and in keeping with the condition and repair of properties of a similar use, value, age, nature and construction. Mortgagor shall not use, maintain or operate the Mortgaged Property in any manner which constitutes a public or private nuisance or which makes void, voidable, or cancelable, or increases the premium of, any insurance then in force with respect thereto. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment) without the consent of Mortgagee. Mortgagor shall promptly comply with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof. Mortgagor shall promptly repair, replace or rebuild any part of the Mortgaged Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 7 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Premises.

         11. Use of the Mortgaged Property. Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof, nor shall Mortgagor initiate, join in, acquiesce in, or consent to any zoning change or zoning matter affecting the Mortgaged Property, in each case, to the extent such change materially detracts from the value of the Mortgaged Property or interferes with the ordinary course of business on the Mortgaged Property. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Mortgagor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Mortgagee. Mortgagor shall not permit or suffer to occur any waste on or to the Mortgaged Property or to any portion thereof and shall not take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of management. Mortgagor will not install or permit to be installed on the Premises any underground storage tank or above-ground storage tank without the written consent of Mortgagee.

         12. Transfer or Encumbrance of the Mortgaged Property. (a) Mortgagor acknowledges that Mortgagee has examined and relied on the creditworthiness and experience of Mortgagor in owning and operating properties such as the Mortgaged Property in agreeing to make the loan secured hereby, and that Mortgagee will continue to rely on Mortgagor's ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Debt. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should Mortgagor default in the repayment of the Debt, Mortgagee can recover the Debt by a sale of the Mortgaged Property. Subject to the provisions of subsection 12(b) below, without the prior written consent of Mortgagee:

                  (i) neither Mortgagor nor any other Person shall, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, sell, transfer, convey, mortgage, pledge, or assign any interest in, or encumber, alienate, grant a Lien in or against, or grant or enter into any easement, covenant or other agreement granting rights in or restricting the use or development of, (A) the Mortgaged Property or any part thereof, or (B) any membership interest, shares of stock, beneficial interest or any other ownership interest (in whole or in part) in Mortgagor or in any member or other direct holder or any interest therein, through each tier of ownership with the intention that the foregoing restrictions shall not be avoided by the use of multiple tiers of ownership of direct interests in Mortgagor; and

                  (ii) no new member or other legal or equitable owner shall be admitted to or created in Mortgagor or in any member, or other direct holder of any interest therein, through each tier of ownership with the intention that the foregoing restrictions shall not be avoided by the use of multiple tiers of ownership of direct interests in Mortgagor, (nor shall any existing member withdraw from Mortgagor);

                  (iii) there shall be permitted no change in the organizational documents of, nor any withdrawal, resignation, removal or other change of status on the part of any member, officer, director, manager or other Person from or with respect to his, her or its position of authority or control in, any of Mortgagor or any member or other legal or equitable owner of Mortgagor, or any member or other direct holder of any interest therein (through each tier of ownership with the intention that these restrictions shall not be avoided by the use of multiple tiers of ownership of direct interests in Mortgagor), if any such occurrence shall result in a change in control of the Mortgaged Property, Mortgagor or Mortgagor's affairs.

         As used in this Section 12, "transfer" shall include, without limitation, (A) an installment sales agreement wherein Mortgagor agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; and (B) an agreement by Mortgagor leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor's right, title and interest in and to any Leases or any Rents.

                  (b) Notwithstanding the foregoing, the following shall not constitute a violation of the provisions of subsection 12(a) above: (i) the leasing of the Mortgaged Property so long as Mortgagor complies with the provisions of the Loan Documents relating to such leasing activity; (ii) transfers of limited partnership interests in any owner of a direct ownership interest in Mortgagor, so long as such transfers do not result in a change of control of Mortgagor or the Mortgaged Property or otherwise violate the provisions of subsections 12(a)(iii) and (iv) and, after taking into account all such transfers described under this clause (ii), no such transfer or series of transfers shall result in (A) a transfer in the aggregate of more than forty-nine percent (49%) of the interests in Mortgagor as of the date hereof, or
         (B) the proposed transferee, together with his, her or its Affiliates and immediate family members or Affiliates thereof, owning in the aggregate, directly or indirectly (whether by means of beneficial ownership or ownership of interests in entities which in turn directly or indirectly, through multiple ownership tiers or otherwise, own interests in Mortgagor or otherwise), more than forty-nine percent (49%) of the ownership or beneficial interest in Mortgagor; (iii) a sale or other disposition of obsolete or worn-out personal property which is contemporaneously replaced by comparable personal property of equal or greater value which is free and clear of liens, encumbrances and security interests other than those created by the Loan Documents;
         (iv) the grant of an easement, if prior to the granting of the easement Mortgagor causes to be submitted to Mortgagee all information required by Mortgagee to evaluate the easement, and if Mortgagee determines that the easement will not materially affect the operation of the Mortgaged Property or Mortgagee's interest in the Mortgaged Property and Mortgagor pays to Mortgagee, on demand, all cost and expense incurred by Mortgagee in connection with reviewing Mortgagor's request; (v) any act contemplated by this Mortgage; (vi) any Permitted Encumbrances;
         (vii) Liens, if any, for Taxes or Other Charges not then due and payable or contested in accordance with Section 29 hereof; and (viii) any workers', mechanics, or other similar Liens on the Mortgaged Property provided that any such lien is discharged within thirty (30) days after Mortgagor first received notice of such Lien or contested in accordance with Section 29 hereof.

                  (c) The occurrence of any of the foregoing transfers or other occurrences described in the foregoing subsection 12(a) shall, unless permitted under subsection 12(b) above or otherwise approved in writing by Mortgagee, constitute an Event of Default (as defined below) hereunder, regardless of whether any such transfer or occurrence was caused or instituted by Mortgagor or any other Person, whereupon Mortgagee at its option, without being required to demonstrate any actual impairment of its security or any increased risk of default hereunder, declare the Debt immediately due and payable. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property or other occurrence described in subsection 12(a) above (unless permitted under subsection 12(b) above or otherwise approved in writing by Mortgagee), regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property or other occurrence described in subsection 12(a) above.

                  (d) Mortgagor agrees to bear and shall pay or reimburse Mortgagee on demand for all reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Mortgagee in connection with the review, approval and documentation of any sale, conveyance, alienation, mortgage, encumbrance, pledge, transfer or other transaction or event described in subsection 12(a) above. In addition, prior to the effectiveness of any direct or indirect transfer of the Mortgaged Property (including any transfer of the direct or indirect ownership interests in Mortgagor, other than as permitted under subsection 12(b) above), Mortgagee shall receive an assumption fee equal to one percent (1%) of the then unpaid principal balance of the Note, together with any review fee required by Mortgagee.

                  (e) Mortgagee's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property or any part thereof or any other transaction or event described in subsection 12(a) above shall not be deemed to be a waiver of Mortgagee's right to require such consent to any future occurrence of same. Any attempted or purported sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property or of any direct interest in Mortgagor, and any other transfer described in subsection 12(a) above, if made in contravention of this Section 12, shall be null and void and of no force and effect.

                  (f) Notwithstanding the foregoing provisions of subsection 12(a) above, Mortgagee's consent to the one-time sale or transfer of the Mortgaged Property will not be unreasonably withheld or delayed after consideration of all relevant factors, provided that:

                  (i) no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured;

                  (ii) the proposed transferee ("Transferee") shall be a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Mortgagee;

                  (iii) the Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Mortgaged Property, and Mortgagee shall be provided with reasonable evidence thereof (and Mortgagee reserves the right to approve the Transferee without approving the substitution of the property manager);

                  (iv) unless otherwise waived by Mortgagee based on applicable guidelines of the Rating Agencies (as hereinafter defined), Mortgagee shall have recommendations in writing from the Rating Agencies to the effect that such transfer will not result in a re-qualification, reduction or withdrawal of any rating initially assigned or to be assigned in a Secondary Market Transaction. The term "Rating Agencies" as used herein shall mean each of Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., and Fitch, Inc., or any other nationally-recognized statistical rating agency which is or may be designated by Mortgagee;

                  (v) the Transferee shall have executed and delivered to Mortgagee an assumption agreement in form and substance acceptable to Mortgagee, evidencing such Transferee's agreement to abide and be bound by the terms of the Note, this Mortgage and the other Loan Documents together with such legal opinions and title insurance endorsements as may be reasonably requested by Mortgagee;

                  (vi) Mortgagor shall have paid and Mortgagee shall have received the payments, fees, and reimbursements required under subsection 12(d) hereof; and

                  (vii) each real property encumbered by a Crossed Mortgage is sold or transferred to (and the Loan is assumed by) the Transferee simultaneously with the transfer of the Mortgaged Property to the Transferee, in accordance with the terms of each Crossed Mortgage, and all the conditions to such transfers set forth in each Crossed Mortgage are satisfied.

                  (g) Upon any sale or transfer and assumption approved by Mortgagee with replacement non-recourse carve-out guarantors approved by Mortgagee and Mortgagee's determination that no actual pending or threatened actions or claims then exist against Mortgagor, the original non-recourse carve-out guarantor or the Property, then, except for obligations pertaining to occurrences prior to Mortgagor's sale or transfer of its interest in the Property, which obligations shall be reaffirmed by Mortgagor, Mortgagor shall be released from liability under the Note and the Loan Documents, including that certain Non-Recourse Carve-Out Guaranty dated as of the date hereof, given by non-recourse carve-out guarantor in favor of Mortgagee.

         13. Estoppel Certificates and No Default Affidavits. (a) After request by Mortgagee, Mortgagor shall within ten (10) days furnish Mortgagee with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

                  (b) After request by Mortgagee, Mortgagor shall within ten
(10) days furnish Mortgagee with a certificate reaffirming all representations and warranties of Mortgagor set forth herein and in the other Loan Documents as of the date requested by Mortgagee or, to the extent of any changes to any such representations and warranties, so stating such changes.

                  (c) If the Mortgaged Property includes commercial property, Mortgagor shall deliver to Mortgagee upon request, tenant estoppel certificates from each commercial tenant at the Mortgaged Property in form and substance reasonably satisfactory to Mortgagee provided that Mortgagor shall not be required to deliver such certificates more frequently than one (1) time in any calendar year.

         14. Taxes on Security; Documentary Stamps; Intangibles Tax. (a) Mortgagor shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Mortgagee. If there shall be enacted any law (i) deducting the Loan from the value of the Mortgaged Property for the purpose of taxation, (ii) affecting any lien on the Mortgaged Property, or (iii) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Mortgagor shall promptly pay to Mortgagee, on demand, all taxes, costs and charges for which Mortgagee is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Mortgagee may declare all amounts owing under the Loan Documents to be immediately due and payable. No prepayment consideration shall be imposed on any such payment.

                  (b) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any. Mortgagor hereby agrees that, in the event that it is determined that additional documentary stamp tax or intangible tax is due hereon or any mortgage or promissory note executed in connection herewith (including, without limitation, the Note), Mortgagor shall indemnify and hold harmless Mortgagee for all such documentary stamp tax and/or intangible tax, including all penalties and interest assessed or charged in connection therewith. Mortgagor shall pay same within ten (10) days after demand of payment from Mortgagee and the payment of such sums shall be secured by this Mortgage and such sums shall bear interest at the Default Rate (as defined in the Note) until paid in full.

                  (c) Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

         15. No Credits on Account of the Debt. Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Mortgaged Property, or any part thereof.

         16. Controlling Agreement. It is expressly stipulated and agreed to be the intent of Mortgagor, Trustee and Mortgagee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Mortgagee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Mortgage and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Mortgagee's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Mortgagor results in Mortgagor having paid any interest in excess of that permitted by applicable law, then it is Mortgagor's, Trustee's and Mortgagee's express intent that all excess amounts theretofore collected by Mortgagee shall be credited on the principal balance of the Note and all other Debt (or, if the Note and all other Debt have been or would thereby be paid in full, refunded to Mortgagor), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Mortgagee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum rate permitted under applicable law from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Trustee and/or Mortgagee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

         17. Financial Statements. (a) The financial statements heretofore furnished to Mortgagee are, as of the dates specified therein, complete and correct in all material respects, and fairly present the financial condition of Mortgagor and/or any Affiliates that are the subject of such financial statements, and are prepared in accordance with generally accepted accounting principles in the United States of America consistently applied (or such other accounting basis reasonably acceptable to Mortgagee). Mortgagor does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Mortgagor and reasonably likely to have a materially adverse effect on the Mortgaged Property or the operation thereof for its current use, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operation or business of Mortgagor or, to the best of Mortgagor's knowledge, any Affiliates or any other persons or entities that are the subject of such financial statements from that set forth in said financial statements.

                  (b) Mortgagor will maintain full and accurate books of accounts and other records reflecting the results of the operations of the Mortgaged Property and will furnish to Mortgagee the following items, each certified by Mortgagor as being true and correct and presented in such format as Mortgagee or its designee may request, as follows:

                  (i) Until the earlier to occur of (A) eighteen (18) months following the date hereof, or (B) a Secondary Market Transaction, Mortgagor shall furnish monthly each of the items listed in subsections 17(b)(ii)(A), (B) and (C) below, but dated as of the last day of each such month (collectively, the "Pre-Securitization Financials") within thirty (30) days after the end of such month.

                  (ii) On or before forty-five (45) days after the end of each calendar quarter: (A) a written statement (rent roll) dated as of the last day of each such calendar quarter identifying each of the Leases by the term, renewal options (including rental base), space occupied, rental and other charges required to be paid, security deposit paid, real estate taxes paid by tenants, common area charges paid by tenants, tenant pass-throughs, any rental concessions or special provisions or inducements, tenant sales (if the tenant is required to report sales to Mortgagor), rent delinquencies, rent escalations, amounts taken in settlement of outstanding arrears, collections of rent for more than one (1) month in advance, continuous operation obligations, cancellation or "go dark" provisions, "non-competition" provisions (restricting Mortgagor or any tenant), any defaults thereunder and any other information reasonably required by Mortgagee; (B) monthly and year to date operating statements prepared for each calendar month during each such calendar quarter, each of which shall include an itemization of actual (not pro forma) capital expenditures during the applicable period; (C) a property balance sheet for such month; and (D) a comparison of the budgeted income and expenses with the actual income and expenses for such month and year to date, together with a detailed explanation of any variances between budgeted and actual amounts that are in excess of the greater of: (1) $2,500, or (2) five percent (5%) or more for each line item therein.

                  (iii) Within ninety (90) days following the end of each calendar year: (A) a written statement (rent roll) dated as of the last day of each such calendar year identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder; (B) annual operating statements prepared for such calendar year, which shall include an itemization of actual (not pro forma) capital expenditures during the applicable period, total revenues received, total expenses incurred, total debt service and total cash flow; and (C) an annual balance sheet and profit and loss statement of Mortgagor, each member of Mortgagor, and any Affiliates, prepared and certified by the respective Mortgagor, member of Mortgagor or, as to Affiliates' financial statements, such Affiliates.

                  (iv) On or before December 1 of the year preceding the year to which such budget pertains, Mortgagor shall furnish an annual budget of the operation of the Mortgaged Property.

                  (c) In the event that Mortgagor fails to provide to Mortgagee or its designee any of the financial statements, certificates, reports or information (the "Required Records") required by this Section 17 within thirty (30) days after the date upon which such Required Record is due, Mortgagor shall pay to Mortgagee, at Mortgagee's option and in its sole discretion, an amount equal to $5,000 if the Required Records are not so delivered; provided that, Mortgagee has given at least ten
         (10) days prior written notice to Mortgagor of such failure by Mortgagor to timely submit the applicable Required Records. Notwithstanding the foregoing, in the event that Mortgagor fails to provide Mortgagee with Pre-Securitization Financials on or before the date they are due, Mortgagor shall pay to Mortgagee, at Mortgagee's option and in its sole discretion, an amount equal to $5,000 if the Pre-Securitization Financials are not so delivered; provided that, Mortgagee has given at least ten (10) days prior written notice to Mortgagor of such failure by Mortgagor to timely submit the applicable Pre-Securitization Financials.

         18. Performance of Other Agreements. Mortgagor shall duly and punctually observe and perform each and every term, provision, condition, and covenant to be observed or performed by Mortgagor pursuant to the terms of any agreement or recorded instrument (including all instruments comprising the Permitted Encumbrances) affecting or pertaining to the Mortgaged Property, and will not suffer or permit any default or event of default (giving effect to any applicable notice requirements and cure periods) to exist under any of the foregoing.

         19. Further Acts, Etc. (a) Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Mortgagee shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, infeft, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage or for facilitating the sale of the Loan and the Loan Documents as described in subsection 19(b) below. Mortgagor, on demand, will execute and deliver and hereby authorizes Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Mortgagee in the Mortgaged Property. Upon foreclosure, the appointment of a receiver or any other relevant action, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Mortgaged Property. Upon the occurrence of an Event of Default, Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including, without limitation, such rights and remedies available to Mortgagee pursuant to this section.

                  (b) Mortgagor acknowledges that Mortgagee and its successors and assigns may, at no cost to Mortgagor (i) sell this Mortgage, the Note and other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Mortgage to one or more investors, (iii) deposit this Mortgage, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as a "Secondary Market Transaction"). Mortgagor shall cooperate with Mortgagee in effecting any such Secondary Market Transaction and shall cooperate to implement all reasonable requirements imposed by any Rating Agency involved in any Secondary Market Transaction, including but not limited to, (A) providing Mortgagee an estoppel certificate and such information, legal opinions and documents relating to Mortgagor, Affiliates, if any, the Mortgaged Property and any tenants of the Mortgaged Property as Mortgagee or the Rating Agencies may reasonably request in connection with such Secondary Market Transaction, (B) amending the Loan Documents and organizational documents of Mortgagor, and updating and/or restating officer's certificates, title insurance and other closing items, as may be required by the Rating Agencies, (C) participating in bank, investors and Rating Agencies' meetings if requested by Mortgagee, (D) upon Mortgagee's request amending the Loan Documents (and updating and/or restating officer's certificates, title insurance and other closing items in connection therewith) to divide the Loan into two or more separate or component notes, which notes may be included in separate transactions (and thus may have separate REMIC "start up dates") and have different interest rates and amortization schedules (but with aggregated financial terms which are equivalent to that of the Loan prior to such separation), and (E) reviewing the offering documents relating to any Secondary Market Transaction to ensure that all information concerning Mortgagor, the Mortgaged Property, and the Loan is correct, and certifying to the accuracy thereof, provided, however, that Mortgagor shall not be required to cooperate with respect to any requirement that adversely conflicts with any material terms or covenants of the Loan Documents or increases Mortgagor's liability or obligations under the Loan Documents. Mortgagee shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms and investors involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. Mortgagee and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Mortgagor and Mortgagor indemnifies Mortgagee, its successors, assigns and their respective shareholders, employees, directors, officers, and agents (each an "Indemnified Party" and, collectively, the "Indemnified Parties") as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Mortgagee may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development; provided, however that any such publicity shall not occur until after the fifth
(5th) day after this Mortgage is signed by the parties hereto and becomes effective.

         20. Recording of Mortgage, Etc. Upon the execution and delivery of this Mortgage and thereafter, from time to time, Mortgagor will cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do.

         21. Reporting Requirements. Mortgagor agrees to give prompt notice to Mortgagee of the insolvency or bankruptcy filing of Mortgagor or the insolvency or bankruptcy filing of any Affiliate.

         22. Events of Default. The term "Event of Default" as used herein shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

                  (a) if any portion of the Debt is not paid when the same is due;

                  (b) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Mortgagee upon request;

                  (c) if Mortgagor fails to timely provide any financial or accounting report;

                  (d) if Mortgagor suffers or permits the transfer or encumbrance of any portion of the Mortgaged Property in violation of Section 12 of this Mortgage, or any other violation of subsection 12(a), or any violation of Section 9 of this Mortgage;

                  (e) if any representation or warranty of Mortgagor, or of any Affiliate, made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or document furnished to Mortgagee shall have been false or misleading in any material respect when made;

                  (f) if Mortgagor or any Affiliate shall make an assignment for the benefit of creditors or if Mortgagor shall generally not be paying its debts as they become due;

                  (g) if a receiver, liquidator or trustee of Mortgagor or of any Affiliate shall be appointed or if Mortgagor or any Affiliate shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Mortgagor or any Affiliate or if any proceeding for the dissolution or liquidation of Mortgagor or of any Affiliate shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mortgagor or such Affiliate, upon the same not being discharged, stayed or dismissed within sixty (60) days;

                  (h) if Mortgagor shall be in default under any other mortgage or security agreement covering any part of the Mortgaged Property and otherwise permitted hereunder;

                  (i) subject to Mortgagor's right to contest as provided herein, if the Mortgaged Property becomes subject to any mechanic's, materialman's, mortgage or other Lien except a Lien for Taxes or Other Charges not then due and payable;

                  (j) if Mortgagor fails to cure properly any violations of laws or ordinances materially affecting or which may be interpreted to materially affect the Mortgaged Property;

                  (k) except as permitted in this Mortgage, the alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Mortgagee;

                  (l) damage to the Mortgaged Property in any manner which is not covered by insurance solely as a result of Mortgagor's failure to maintain insurance required in accordance with this Mortgage;

                  (m) if a default or breach of any covenant, term or provision of this Mortgage, the Note or the other Loan Documents shall occur which is not otherwise enumerated herein, in the Note or in the other Loan Documents as an Event of Default;

                  (n) if without Mortgagee's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed (i) the property manager of the Mortgaged Property is removed by Mortgagor, (ii) the property manager for the Mortgaged Property approved by Mortgagee resigns and is not replaced within ninety (90) days by Mortgagor with a manager satisfactory to Mortgagee, (iii) there is any material change in any management agreement of the Mortgaged Property, or (iv) the property manager engaged by Mortgagor fails to execute the Acknowledgment of Property Manager;

                  (o) entry of a judgment in excess of $100,000, unless insured against and/or paid within sixty (60) days of the expiration of any appeal rights or the dismissal or final adjudication of appeals against Mortgagor which judgment is not vacated within sixty (60) days following the date of the same;

                  (p) the Mortgage shall cease to constitute a first-priority lien on the Mortgaged Property (other than in accordance with its terms);

                  (q) seizure or forfeiture of the Mortgaged Property, or any portion thereof, or Mortgagor's interest therein, resulting from criminal wrongdoing or other unlawful action of Mortgagor, its Affiliates, or any tenant in the Mortgaged Property under any federal, state or local law;

                  (r) if, without Mortgagee's prior written consent, Mortgagor ceases to continuously operate the Mortgaged Property or any material portion thereof as the same use that is currently permitted under applicable zoning or other local laws for any reason whatsoever (other than temporary cessation in connection with any repair or renovation thereof undertaken with the consent of Mortgagee);

                  (s) Mortgagor shall fail to deliver any item described in an undelivered items letter or other post-closing letter on or before the date set forth in such letter for the delivery of such item; or

                  (t) there shall occur an "Event of Default" (as such term is defined under the applicable Crossed Mortgage) under any Crossed Mortgage.

         23. Notice and Cure. Notwithstanding the foregoing, Mortgagee agrees to give to Mortgagor written notice as described below of (a) Mortgagor's failure to pay any part of the Debt when due, other than a regularly scheduled monthly payment of principal, interest revenues, escrows or other amounts, required under the Note, this Mortgage, or any other Loan Document (a "Noticed Monetary Default"), (b) a default referred to in subsection 22(p) above (a "First Lien Default"), and (c) a default referred to in subsections 22(c),(h),(j),(k),
(l),(m),(q), (r) or (s) above which is not a Noticed Monetary Default (a "Noticed Nonmonetary Default"). Without limiting Mortgagee's rights to impose a late charge for Mortgagor's nonpayment as provided in the Note, Mortgagor shall have a period of ten (10) days from its receipt of notice in which to cure a Noticed Monetary Default, shall have a period of twenty (20) days from its receipt of notice to cure a First Lien Default and shall have a period of thirty
(30) days from its receipt of notice in which to cure a Noticed Nonmonetary Default, provided, however, that if such Noticed Nonmonetary Default is reasonably susceptible of cure, but not within such thirty (30) day period, then Mortgagor may be permitted up to an additional sixty (60) days to cure such default provided that Mortgagor diligently and continuously pursues such cure. Notwithstanding the foregoing, Mortgagee may, but shall not be required, to give notice of a Noticed Monetary Default or a recurrence of the same Noticed Nonmonetary Default more frequently than two times in any twelve-month period. A Noticed Monetary Default and/or First Lien Default and/or Noticed Nonmonetary Default shall nevertheless be an Event of Default for all purposes under the Loan Documents (including, without limitation, Mortgagee's right to collect Default Interest and any other administrative charge set forth in the Note) except that the acceleration of the Debt or other exercise of remedies shall not be prior to the expiration of the applicable cure and/or grace periods provided in Section 22 or in this section.

         24. Remedies. Upon the occurrence of an Event of Default and subject to any applicable cure period, Mortgagee may, at Mortgagee's option, and by or through Trustee, by Mortgagee itself, or otherwise, do any one or more of the following:

                  (a) Right to Perform Mortgagor's Covenants. If Mortgagor has failed to keep or perform any covenant whatsoever contained in this Mortgage or the other Loan Documents, Mortgagee may, but shall not be obligated to any person to do so, perform or attempt to perform said covenant; and any payment made or expense incurred in the performance or attempted performance of any such covenant, together with any sum expended by Mortgagee that is chargeable to Mortgagor or subject to reimbursement by Mortgagor under the Loan Documents, shall be and become a part of the Debt, and Mortgagor promises, upon demand, to pay to Mortgagee, at the place where the Note is payable, all sums so incurred, paid or expended by Mortgagee, with interest from the date when paid, incurred or expended by Mortgagee at the Default Rate (as defined and otherwise specified in the Note).

                  (b) Right of Entry. Mortgagee may, prior or subsequent to the institution of any foreclosure proceedings, enter upon the Mortgaged Property, or any part thereof, and take exclusive possession of the Mortgaged Property and of all books, records, and accounts relating thereto and to exercise without interference from Mortgagor any and all rights which Mortgagor has with respect to the management, possession, operation, protection, or preservation of the Mortgaged Property, including without limitation the right to rent the same for the account of Mortgagor and to deduct from such Rents all costs, expenses, and liabilities of every character incurred by Mortgagee in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property and to apply the remainder of such Rents on the Debt in such manner as Mortgagee may elect. All such costs, expenses, and liabilities incurred by Mortgagee in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property, if not paid out of Rents as hereinabove provided, shall constitute a demand obligation owing by Mortgagor and shall bear interest from the date of expenditure until paid at the Default Rate as specified in the Note, all of which shall constitute a portion of the Debt. If necessary to obtain the possession provided for above, Mortgagee may invoke any and all legal remedies to dispossess Mortgagor, including specifically one or more actions for forcible entry and detainer, trespass to try title, and restitution. In connection with any action taken by Mortgagee pursuant to this subsection, Mortgagee shall not be liable for any loss sustained by Mortgagor resulting from any failure to let the Mortgaged Property, or any part thereof, or from any other act or omission of Mortgagee in managing the Mortgaged Property unless such loss is caused by the gross negligence or willful misconduct of Mortgagee, nor shall Mortgagee be obligated to perform or discharge any obligation, duty, or liability under any Lease or under or by reason hereof or the exercise of rights or remedies hereunder. Mortgagor shall and does hereby agree to indemnify the Indemnified Parties for, and to hold the Indemnified Parties harmless from, any and all liability, loss, or damage, which may or might be incurred by any Indemnified Party under any such Lease or under or by reason hereof or the exercise of rights or remedies hereunder, and from any and all claims and demands whatsoever which may be asserted against any Indemnified Party by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any such Lease, INCLUDING, WITHOUT LIMITATION, ANY LIABILITY, LOSS, DAMAGE, OR CLAIM CAUSED BY OR RESULTING FROM THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY. Should any Indemnified Party incur any such liability, the amount thereof, including without limitation costs, expenses, and reasonable attorneys' fees, together with interest thereon from the date of expenditure until paid at the Default Rate as specified in the Note, shall be secured hereby, and Mortgagor shall reimburse such Indemnified Party therefor immediately upon demand. Nothing in this subsection shall impose any duty, obligation, or responsibility upon any Indemnified Party for the control, care, management, leasing, or repair of the Mortgaged Property, nor for the carrying out of any of the terms and conditions of any such Lease; nor shall it operate to make any Indemnified Party responsible or liable for any waste committed on the Mortgaged Property by the tenants or by any other parties, or for any hazardous substances or environmental conditions on or under the Mortgaged Property, or for any dangerous or defective condition of the Mortgaged Property or for any negligence in the management, leasing, upkeep, repair, or control of the Mortgaged Property resulting in loss or injury or death to any tenant, licensee, employee, or stranger. Mortgagor hereby assents to, ratifies, and confirms any and all actions of Mortgagee with respect to the Mortgaged Property taken under this subsection.

                  (c) Right to Accelerate. Mortgagee may, without notice except as provided in Section 23 above, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Mortgagor and all other parties obligated in any manner whatsoever on the Debt, declare the entire unpaid balance of the Debt immediately due and payable, and upon such declaration, the entire unpaid balance of the Debt shall be immediately due and payable.

                  (d) Foreclosure-Power of Sale. Mortgagee may institute a proceeding or proceedings, judicial or non-judicial, by advertisement or otherwise, for the complete or partial foreclosure of this Mortgage or the complete or partial sale of the Mortgaged Property under the power of sale contained herein or under any applicable provision of law. Mortgagee may sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of Mortgagor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as it may deem expedient, or as may be required by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien and security interest on the remaining portion of the Mortgaged Property.

                  (e) Rights Pertaining to Sales. Subject to the requirements of applicable law and except as otherwise provided herein, the following provisions shall apply to any sale or sales of all or any portion of the Mortgaged Property under or by virtue of subsection 24(d) above, whether made under the power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:

                  (i) Trustee or Mortgagee may conduct any number of sales from time to time. The power of sale set forth above shall not be exhausted by any one or more such sales as to any part of the Mortgaged Property which shall not have been sold, nor by any sale which is not completed or is defective in Mortgagee's opinion, until the Debt shall have been paid in full.

                  (ii) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

                  (iii) After each sale, Mortgagee, Trustee or an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Mortgagor in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as specified in the Note. Each of Trustee and Mortgagee is hereby appointed the true and lawful attorney-in-fact of Mortgagor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Mortgagor's name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, Mortgagor hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Mortgagor, if requested by Trustee or Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Trustee, Mortgagee or such purchaser or purchasers all such instruments as may be advisable, in Trustee's or Mortgagee's judgment, for the purposes as may be designated in such request.

                  (iv) Any and all statements of fact or other recitals made in any of the instruments referred to in subsection 24(e)(iii) above given by Trustee or Mortgagee shall be taken as conclusive and binding against all persons as to evidence of the truth of the facts so stated and recited.

                  (v) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Mortgagor to the fullest extent permitted by applicable law.

                  (vi) Upon any such sale or sales, Mortgagee may bid for and acquire the Mortgaged Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Debt the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder, and any other sums which Trustee or Mortgagee is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid.

                  (vii) Upon any such sale, it shall not be necessary for Trustee, Mortgagee or any public officer acting under execution or order of court to have present or constructively in its possession any of the Mortgaged Property.

                  (f) Mortgagee's Judicial Remedies. Mortgagee, or Trustee upon written request of Mortgagee, may proceed by suit or suits, at law or in equity, to enforce the payment of the Debt to foreclose the liens and security interests of this Mortgage as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction. This remedy shall be cumulative of any other non-judicial remedies available to Mortgagee under this Mortgage or the other Loan Documents. Proceeding with a request or receiving a judgment for legal relief shall not be or be deemed to be an election of remedies or bar any available non-judicial remedy of Mortgagee.

                  (g) Mortgagee's Right to Appointment of Receiver. Mortgagee, as a matter of right and without (i) regard to the sufficiency of the security for repayment of the Debt and without notice to Mortgagor, (ii) any showing of insolvency, fraud, or mismanagement on the part of Mortgagor, (iii) the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, and (iv) regard to the then value of the Mortgaged Property, shall be entitled to the appointment of a receiver or receivers for the protection, possession, control, management and operation of the Mortgaged Property, including (without limitation), the power to collect the Rents, enforce this Mortgage and, in case of a sale and deficiency, during the full statutory period of redemption (if any), whether there be a redemption or not, as well as during any further times when Mortgagor, except for the intervention of such receiver, would be entitled to collection of such Rents. Mortgagor hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.

                  (h) Mortgagee's Uniform Commercial Code Remedies. Mortgagee may exercise its rights of enforcement under the Uniform Commercial Code in effect in the state in which the Mortgaged Property is located.

                  (i) Other Rights. Mortgagee (i) may surrender the Policies maintained pursuant to this Mortgage or any part thereof, and upon receipt shall apply the unearned premiums as a credit on the Debt, and, in connection therewith, Mortgagor hereby appoints Mortgagee as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Mortgagor to collect such premiums; (ii) may apply the Tax and Insurance Escrow Fund and/or the Replacement Reserve Fund and any other funds held by Mortgagee toward payment of the Debt; and (iii) shall have and may exercise any and all other rights and remedies which Mortgagee may have at law or in equity, or by virtue of any of the Loan Documents, or otherwise.

                  (j) Discontinuance of Remedies. In case Mortgagee shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Mortgagee shall have the unqualified right so to do and, in such event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Debt, the Loan Documents, the Mortgaged Property or otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if same had never been invoked.

                  (k) Remedies Cumulative. All rights, remedies, and recourses of Mortgagee granted in the Note, this Mortgage and the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively, or concurrently against Mortgagor, the Mortgaged Property, or any one or more of them, at the sole discretion of Mortgagee; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Mortgagor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive; (v) shall not be conditioned upon Mortgagee exercising or pursuing any remedy in relation to the Mortgaged Property prior to Mortgagee bringing suit to recover the Debt; and (vi) in the event Mortgagee elects to bring suit on the Debt and obtains a judgment against Mortgagor prior to exercising any remedies in relation to the Mortgaged Property, all liens and security interests, including the lien of this Mortgage, shall remain in full force and effect and may be exercised thereafter at Mortgagee's option.

                  (l) Election of Remedies. Mortgagee may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests evidenced by this Mortgage or the other Loan Documents or affecting the obligations of Mortgagor or any other party to pay the Debt. For payment of the Debt, Mortgagee may resort to any collateral securing the payment of the Debt in such order and manner as Mortgagee may elect. No collateral taken by Mortgagee shall in any manner impair or affect the lien or security interests given pursuant to the Loan Documents, and all collateral shall be taken, considered, and held as cumulative.

                  (m) Bankruptcy Acknowledgment. In the event the Mortgaged Property or any portion thereof or any interest therein becomes property of any bankruptcy estate or subject to any state or federal insolvency proceeding, then Mortgagee shall immediately become entitled, in addition to all other relief to which Mortgagee may be entitled under this Mortgage, to obtain (i) an order from the Bankruptcy Court or other appropriate court granting immediate relief from the automatic stay pursuant to ss. 362 of the Bankruptcy Code so to permit Mortgagee to pursue its rights and remedies against Mortgagor as provided under this Mortgage and all other rights and remedies of Mortgagee at law and in equity under applicable state law, and (ii) an order from the Bankruptcy Court prohibiting Mortgagor's use of all "cash collateral" as defined under ss. 363 of the Bankruptcy Code. In connection with such Bankruptcy Court orders, Mortgagor shall not contend or allege in any pleading or petition filed in any court proceeding that Mortgagee does not have sufficient grounds for relief from the automatic stay. Any bankruptcy petition or other action taken by Mortgagor to stay, condition, or inhibit Mortgagee from exercising its remedies are hereby admitted by Mortgagor to be in bad faith and Mortgagor further admits that Mortgagee would have just cause for relief from the automatic stay in order to take such actions authorized under state law.

                  (n) Application of Proceeds. The proceeds from any sale, lease, or other disposition made pursuant to this Mortgage, or the proceeds from the surrender of any insurance policies pursuant hereto, or any Rents collected by Mortgagee from the Mortgaged Property, or the Tax and Insurance Escrow Fund or the Replacement Reserve Fund or sums received pursuant to Section 7 hereof, or proceeds from insurance which Mortgagee elects to apply to the Debt pursuant to Section 3 hereof, shall be applied by Trustee, or by Mortgagee, as the case may be, to the Debt in the following order and priority: (i) to the payment of all expenses of advertising, selling, and conveying the Mortgaged Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums or other sums including reasonable attorneys' fees and a reasonable fee or commission to Trustee, not to exceed five percent of the proceeds thereof or sums so received; (ii) to that portion, if any, of the Debt with respect to which no person or entity has personal or entity liability for payment (the "Exculpated Portion"), and with respect to the Exculpated Portion as follows: first, to accrued but unpaid interest, second, to matured principal, and third, to unmatured principal in inverse order of maturity; (iii) to the remainder of the Debt as follows: first, to the remaining accrued but unpaid interest, second, to the matured portion of principal of the Debt, and third, to prepayment of the unmatured portion, if any, of principal of the Debt applied to installments of principal in inverse order of maturity; (iv) the balance, if any or to the extent applicable, remaining after the full and final payment of the Debt to the holder or beneficiary of any inferior liens covering the Mortgaged Property, if any, in order of the priority of such inferior liens (Trustee and Mortgagee shall hereby be entitled to rely exclusively on a commitment for title insurance issued to determine such priority); and (v) the cash balance, if any, to Mortgagor. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Debt like any other payment. The balance of the Debt remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Note and the other Loan Documents.

         25. Security Agreement. This Mortgage is both a real property mortgage or deed of trust and a "security agreement" within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Debt, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being called in this section the "Collateral"). Mortgagor hereby agrees with Mortgagee to execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may from time to time, reasonably consider necessary to create, perfect, and preserve Mortgagee's security interest herein granted. This Mortgage shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code. All or part of the Mortgaged Property are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage. If an Event of Default shall occur, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof , and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by Mortgagee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its discretion shall deem proper. In the event of any change in name, identity or structure of any Mortgagor, such Mortgagor shall notify Mortgagee thereof and promptly after request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Mortgagee's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Mortgagee shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Mortgagor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Mortgagee shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Mortgagor's obligations under the Note, this Mortgage and the other Loan Documents. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Mortgagee, as Mortgagor's attorney-in-fact, in connection with the Collateral covered by this Mortgage. Notwithstanding the foregoing, Mortgagor shall appear and defend in any action or proceeding which affects or purports to affect the Mortgaged Property and any interest or right therein, whether such proceeding affects title or any other rights in the Mortgaged Property (and in conjunction therewith, Mortgagor shall fully cooperate with Mortgagee in the event Mortgagee is a party to such action or proceeding).

         26. Right of Entry. In addition to any other rights or remedies granted under this Mortgage, Mortgagee and its agents shall have the right to enter and inspect the Mortgaged Property and Mortgagor's place of business, including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances and business with its officers and independent public accountants (with such Mortgagor's representative(s) present) at any reasonable time during the term of the Loan and as often as may be reasonably requested. The cost of such inspections or audits shall be borne by Mortgagor should Mortgagee determine that an Event of Default exists, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Mortgagee. The cost of such inspections, if not paid for by Mortgagor following demand, may be added to the principal balance of the sums due under the Note and this Mortgage and shall bear interest thereafter until paid at the Default Rate.

         27. Actions and Proceedings. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, decides should be brought to protect its interest in the Mortgaged Property. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

         28. Waiver of Setoff and Counterclaim, Marshalling, Statute of Limitations, Automatic or Supplemental Stay, Etc. (a) All amounts due under this Mortgage, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Mortgagor hereby waives the right to assert a setoff, counterclaim or deduction in any action or proceeding in which Mortgagee is a participant, or arising out of or in any way connected with this Mortgage, the Note, any of the other Loan Documents, or the Debt.

                  (b) Mortgagor hereby expressly, irrevocably, and unconditionally waives and releases, to the extent permitted by law (i) the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling, sale in the inverse order of alienation, or any other right to direct in any manner the order or sale of any of the Mortgaged Property in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein;
(ii) any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law; (iii) all benefits that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption, or extension of time for payment; and (iv) all notices of any Event of Default except as expressly provided herein or of Trustee's exercise of any right, remedy, or recourse provided for under the Loan Documents.

                  (c) To the extent permitted by applicable law, Mortgagee's rights hereunder shall continue even to the extent that a suit for collection of the Debt, or part thereof, is barred by a statute of limitations. Mortgagor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt.

                  (d) In the event of the filing of any voluntary or involuntary petition under the U.S. Bankruptcy Code (the "Bankruptcy Code") by or against Mortgagor (other than an involuntary petition filed by or joined in by Mortgagee), Mortgagor shall not assert, or request any other party to assert, that the automatic stay under ss. 362 of the Bankruptcy Code shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Mortgagee to enforce any rights it has by virtue of this Mortgage. The waivers contained in this section are a material inducement to Mortgagee's willingness to enter into this Mortgage and Mortgagor acknowledges and agrees that no grounds exist for equitable relief which would bar, delay or impede the exercise by Mortgagee of Mortgagee's rights and remedies against Mortgagor.

         29. Contest of Certain Claims. Notwithstanding any other provisions hereof, Mortgagor shall not be in default for failure to pay or discharge Taxes, Other Charges or mechanic's or materialman's liens asserted against the Mortgaged Property if, and so long as, (a) Mortgagor shall have notified Mortgagee of same within five (5) days of obtaining knowledge thereof; (b) Mortgagor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Mortgaged Property or any part thereof, to satisfy the same; (c) Mortgagor shall have furnished to Mortgagee a cash deposit, or an indemnity bond satisfactory to Mortgagee with a surety satisfactory to Mortgagee, in the amount of the Taxes, Other Charges or mechanic's or materialman's lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof; (d) Mortgagor shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Taxes, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property; and (f) notwithstanding the foregoing, Mortgagor shall immediately upon request of Mortgagee pay (and if Mortgagor shall fail so to do, Mortgagee may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest, if in the opinion of Mortgagee, the Mortgaged Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost. Mortgagee may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Mortgagee, the entitlement of such claimant is established.

         30. Recovery of Sums Required to Be Paid. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

         31. Handicapped Access. (a) Mortgagor agrees that the Mortgaged Property shall at all times comply in all material respects with applicable requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, "Access Laws").

                  (b) Notwithstanding any provisions set forth herein or in any other document regarding Mortgagee's approval of alterations of the Mortgaged Property, Mortgagor shall not alter the Mortgaged Property in any manner which would increase Mortgagor's responsibilities for compliance with the applicable Access Laws without the prior written approval of Mortgagee. The foregoing shall apply to tenant improvements constructed by Mortgagor or by any of its tenants. Mortgagee may condition any such approval upon receipt of a certificate from an architect, engineer, or other person acceptable to Mortgagee of compliance with Access Laws.

                  (c) Mortgagor agrees to give prompt notice to Mortgagee of the receipt by Mortgagor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

         32. Indemnification; Limitation of Liability. (a) Unless caused solely by an Indemnified Party's gross negligence or willful misconduct AND REGARDLESS OF WHETHER CAUSED BY AN INDEMNIFIED PARTY'S ORDINARY NEGLIGENCE, Mortgagor shall protect, defend, indemnify and save harmless the Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys' fees and expenses), imposed upon or incurred by or asserted against any Indemnified Party by reason of (i) ownership of the Mortgage, the Mortgaged Property or any interest therein or receipt of any rents; (ii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;
(iii) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iv) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (v) any actions taken by any Indemnified Party in the enforcement of this Mortgage and the other Loan Documents; (vi) any failure to act on the part of any Indemnified Party hereunder; (vii) the payment or nonpayment of any brokerage commissions to any party hired by Mortgagor in connection with the transaction contemplated hereby; and (viii) the failure of Mortgagor to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Mortgage, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Mortgage is made. Any amounts payable to an Indemnified Party by reason of the application of this section shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by such Indemnified Party until paid.

                  (b) Neither Mortgagee, nor any affiliate, officer, director, employee, attorney, or agent of Mortgagee, shall have any liability with respect to, and Mortgagor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Mortgagor in connection with, arising out of, or in any way related to, this Mortgage or any of the other Loan Documents, or any of the transactions contemplated by this Mortgage or any of the other Loan Documents, other than the gross negligence or willful misconduct of a Mortgagee. Mortgagor hereby waives, releases, and agrees not to sue Mortgagee or any of Mortgagee's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Mortgage or any of the other Loan Documents, or any of the transactions contemplated by this Mortgage or any of the transactions contemplated hereby except to the extent same is caused by the gross negligence or willful misconduct of Mortgagee.

         33. Limitation on Recourse. Mortgagor's obligations hereunder and under the Loan Documents are subject to those certain limitations on recourse set forth in Section 12 of the Note.

         34. Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing, addressed to the address, as set forth above, of the party to whom such notice is to be given, or to such other address as Mortgagor or Mortgagee, as the case may be, shall designate in writing, and shall be deemed to be received by the addressee on (a) the day such notice is personally delivered to such addressee, (b) the third (3rd) day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested, (c) the day following the day on which such notice is delivered to a nationally recognized overnight courier delivery service, or (d) the day facsimile transmission is confirmed after transmission of such notice by telecopy to such telecopier number as Mortgagor or Mortgagee, as the case may be, shall have previously designated in writing.

         35. Authority. (a) Mortgagor (and the undersigned representative of Mortgagor, if any) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Mortgage, and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Mortgagor's part to be performed; and (b) Mortgagor represents and warrants that Mortgagor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations.

         36. ERISA. (a) As of the date hereof and throughout the term of the Loan, Mortgagor represents and covenants that (i) it is not and will not be an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, and (ii) the assets of Mortgagor do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA.

                  (b) As of the date hereof and throughout the term of the Loan, Mortgagor represents and covenants that (i) it is not and will not be a "governmental plan" within the meaning of Section 3(3) of ERISA, and (ii) transactions by or with Mortgagor are not and will not be subject to state statutes applicable to Mortgagor regulating investments of and fiduciary obligations with respect to governmental plans.

                  (c) As of the date hereof and throughout the term of the Loan, Mortgagor represents and covenants that (i) it is not and will not be subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans, and (ii) one or more of the following circumstances is and will continue through the term of the Loan to be true:

                           (A) Equity interests in Mortgagor are publicly
                  offered securities, within the meaning of 29 C.F.R. ss. 2510.3-101(b)(2);

                           (B) Less than twenty-five percent (25%) of each
                  outstanding class of equity interests in Mortgagor are held by "benefit plan investors" within the meaning of 29 C.F.R. ss. 2510.3-101(f)(2); or

                           (C) Mortgagor qualifies as an "operating company" or
                  a "real estate operating company" within the meaning of 29 C.F.R. ss. 2510.3-101(c) or (e), or an investment company registered under The Investment Company Act of 1940.

         37. Waiver of Notice. Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

         38. Remedies of Mortgagor. In the event that a claim or adjudication is made that Mortgagee has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Mortgage or the other Loan Documents, it has an obligation to act reasonably or promptly, Mortgagee shall not be liable for any monetary damages, and Mortgagor's remedies shall be limited to injunctive relief or declaratory judgment.

         39. Sole Discretion of Mortgagee. Whenever pursuant to this Mortgage or the other Loan Documents, Mortgagee exercises any right given to it to consent, approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to consent, approve or disapprove, or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein. Notwithstanding anything to the contrary contained herein, it shall be understood and agreed that any such consent, approval, or disapproval may be conditioned, among other things, upon Mortgagee obtaining confirmation by the Rating Agencies that the action or other matter subject to Mortgagee's consent, approval, or disapproval shall not adversely affect the rating of any securities issued or to be issued in connection with any Secondary Market Transaction, notwithstanding that such condition may not be expressly set forth in the provision or provisions of the Loan Documents which require that Mortgagee's consent be obtained.

         40. Non-Waiver. The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor's obligations hereunder by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor or Affiliate to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note or other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Debt or any portion thereof, or (c) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage, or the other Loan Documents. Mortgagee may resort for the payment of the Debt to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclosure this Mortgage. The rights and remedies of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

         41. Liability. If Mortgagor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Mortgagee's consent to any transfer of the Mortgaged Property, this Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

         42. Inapplicable Provisions. If any term, covenant or condition of this Mortgage is held to be invalid, illegal or unenforceable in any respect, this Mortgage shall be construed without such provision.

         43. Headings, Etc. The headings and captions of various sections of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

         44. Counterparts. This Mortgage may be executed in any number of counterparts each of which shall be deemed to be an original but all of which when taken together shall constitute one agreement.

         45. Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein," the word "Mortgagee" shall mean "Mortgagee and any subsequent holder of the Note," the word "Debt" shall mean "the Note and any other evidence of indebtedness secured by this Mortgage," the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property and any interest therein and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees, including, but not limited to, fees at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

         46. Homestead. Mortgagor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Premises as against the collection of the Debt, or any part hereof.

         47. Assignments. Mortgagee shall have the right to assign or transfer its rights under this Mortgage and the other Loan Documents without limitation, including, without limitation, the right to assign or transfer its rights to a servicing agent. Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage and the other Loan Documents.

         48. Survival of Obligations; Survival of Warranties and Representations. Each and all of the covenants, obligations, representations and warranties of Mortgagor shall survive the execution and delivery of the Loan Documents and the transfer or assignment of this Mortgage (including, without limitation, any transfer of the Mortgage by Mortgagee of any of its rights, title and interest in and to the Mortgaged Property to any party, whether or not affiliated with Mortgagee), and shall also survive the entry of a judgment of foreclosure, sale of the Mortgaged Property by non-judicial foreclosure or deed in lieu of foreclosure and satisfaction of the Debt.

         49. Covenants Running with the Land. All covenants, conditions, warranties, representations and other obligations contained in this Mortgage and the other Loan Documents are intended by Mortgagor, Mortgagee and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Mortgage has been fully released by Mortgagee.

         50. Governing Law; Jurisdiction. THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. MORTGAGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED IN CONNECTION WITH ANY PROCEEDING OUT OF OR RELATING TO THIS MORTGAGE.

         51. Time. Time is of the essence in this Mortgage and the other Loan Documents.

         52. No Third-Party Beneficiaries. The provisions of this Mortgage and the other Loan Documents are for the benefit of Mortgagor, Mortgagee and Trustee and shall not inure to the benefit of any third party (other than any successor or assignee of either Trustee or Mortgagee). This Mortgage and the other Loan Documents shall not be construed as creating any rights, claims or causes of action against Mortgagee or any of its officers, directors, agents or employees in favor of any party other than Mortgagor including but not limited to any claims to any sums held in the Tax and Insurance Escrow Fund or the Replacement Reserve Fund.

         53. Relationship of Parties. The relationship of Mortgagee and Mortgagor is solely that of debtor and creditor, and Mortgagee has no fiduciary or other special relationship with Mortgagor, and no term or condition of any of the Loan Documents shall be construed to be other than that of debtor and creditor. Mortgagor represents and acknowledges that the Loan Documents do not provide for any shared appreciation rights or other equity participation interest.

         54. Trustee Provisions. In the event that this Mortgage operates as a mortgage, the provisions of this Mortgage which pertain to "Trustee" shall be of no force or effect.

         55. Investigations. Any and all representations, warranties, covenants and agreements made in this Mortgage (and/or in other Loan Documents) shall survive any investigation or inspection made by or on behalf of Mortgagee.

         56. Assignment of Leases and Rents. (a) Mortgagor acknowledges and confirms that it has executed and delivered to Mortgagee an Assignment of Leases and Rents of even date (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Assignment of Leases and Rents"), intending that such instrument create a present, absolute assignment to Mortgagee of the Leases and Rents. Without limiting the intended benefits or the remedies provided under the Assignment of Leases and Rents, Mortgagor hereby assigns to Mortgagee, as further security for the Debt and the Obligations, the Leases and Rents. While any Event of Default exists, Mortgagee shall be entitled to exercise any or all of the remedies provided in the Assignment of Leases and Rents and in Section 24 hereof, including, without limitation, the right to have a receiver appointed. If any conflict or inconsistency exists between the assignment of the Leases and the Rents in this Mortgage and the absolute assignment of the Leases and the Rents in the Assignment of Leases and Rents, the terms of the Assignment of Leases and Rents shall control.

                  (b) So long as any part of the Debt and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any lessee or any third party by purchase or otherwise.

         57. Waiver of Right to Trial by Jury. MORTGAGOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF THE RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR.

         58. Expenses and Attorneys' Fees. Mortgagor agrees to promptly pay all reasonable fees, costs and expenses incurred by Mortgagee (excluding overhead) in connection with any matters contemplated by or arising out of this Mortgage and the Loan Documents (other than a Secondary Market Transaction), including the following, and all such fees, costs and expenses shall be part of the Debt, payable on demand: (a) reasonable fees, costs and expenses (including reasonable attorneys' fees, and other professionals retained by Mortgagee) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) reasonable fees, costs and expenses (including reasonable attorneys' fees and other professionals retained by Mortgagee) incurred in connection with the administration of the Loan Documents and the loan and any amendments, modifications and waivers relating thereto; (c) reasonable fees, costs and expenses (including reasonable attorneys' fees) incurred in connection with the review, documentation, negotiation, closing and administration of any subordination or intercreditor agreements; and (d) reasonable fees, costs and expenses (including attorneys' fees and fees of other professionals retained by Mortgagee) incurred in any action to enforce this Mortgage or the other Loan Documents or to collect any payments due from Mortgagor under this Mortgage, the Note or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Mortgage, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

         59. Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Mortgage, the Note or any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Mortgagee and any other party to be charged. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Mortgagor in any case shall entitle Mortgagor to any other or further notice or demand in similar or other circumstances.

         60. Sophisticated Parties; Reasonable Terms. Mortgagor represents, warrants and acknowledges that (a) Mortgagor is a sophisticated real estate investor, familiar with transactions of this kind, and (b) Mortgagor has entered into this Mortgage and the other Loan Documents after conducting its own assessment of the alternatives available to it in the market, and after lengthy negotiations in which it has been represented by legal counsel of its choice. Mortgagor also acknowledges and agrees that the rights of Mortgagee under this Mortgage and the other Loan Documents are reasonable and appropriate, taking into consideration all of the facts and circumstances including without limitation the quantity of the loan secured by this Mortgage, the nature of the Mortgaged Property, and the risks incurred by Mortgagee in this transaction.

         61. Servicer. Mortgagee shall have the right at any time throughout the term of the loan to designate a loan servicer to administer this Mortgage and the other Loan Documents. All of Mortgagee's rights under this Mortgage and the Loan Documents may be exercised by any such servicer designated by Mortgagee. Any such servicer shall be entitled to the benefit of all obligations of Mortgagor in favor of Mortgagee.

         62. No Duty. All loan servicers, attorneys, accountants, appraisers, and other professionals and consultants retained by Mortgagee or any such loan servicers shall have the right to act exclusively in the interest of Mortgagee and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Mortgagor or any Affiliate.

         63. Special Indiana Provisions.

                 (a) Maturity Date. The Note has a final maturity date of no later than November 11, 2015.

                 (b) No Waiver. Nothing in this Instrument is intended to constitute a waiver of either party's rights under Indiana Code Annotated ss.32-29-7-5.

         64. Release of Cross Default. Notwithstanding anything to the contrary set forth in this Mortgage, Mortgagor shall have the right (which shall be Mortgagor's sole such right) to cause this Mortgage to no longer secure the Note in connection with the sale of the Mortgaged Property, conditioned upon the satisfaction of each of the following conditions:

                           (i) No Event of Default shall have occurred that
                  remains uncured or unwaived hereunder or under any other Crossed Mortgage;

                           (ii) Mortgagor shall defease the loan in an amount
                  equal to one hundred twenty five percent (125%) of the Allocated Amount (as defined in the Note), in accordance with the procedure established in Section 5(j) of the Note;

                           (iii) Immediately prior to the time of the release of
                  the Mortgaged Property from the lien of this Mortgage, the aggregate debt service coverage ratio for the Loan, exclusive of the Mortgaged Property, as determined by Mortgagee in connection with its customary underwriting practices and procedures based on the trailing twelve (12) month period, shall be not less than the debt service coverage ratio for the Loan as determined by Mortgagee as of the date hereof;

                           (iv) The aggregate loan to value ratio for the Loan,
                  exclusive of the Mortgaged Property, as determined by Mortgagee in connection with its customary underwriting practices and procedures, at the time of the contemplated release, is no greater than seventy-five percent (75%);

                           (v) Mortgagor shall have paid or reimbursed Mortgagee
                  for all of its actual out of pocket costs and expenses including, without limitation, attorneys' fees and costs, rating agency fees and costs and the costs of any appraisals obtained by Mortgagee in connection with the determinations required hereunder; and

                           (vi) Each property encumbered by a Crossed Mortgage
                  at the time of the contemplated release must be operating as a "Comfort Inn", "Comfort Suites" or under such other flag as is reasonably acceptable to Mortgagee.

         65.      Intentionally Deleted.

         66. Master Lease Provisions. (a) Master Tenant shall not assign or pledge or otherwise encumber its interest in the Master Lease, directly, indirectly, by operation of law or otherwise, without the Lender's prior written consent. No Mortgagor shall amend, modify, alter, assign or terminate the Master Lease without the prior written consent of Lender. Mortgagor shall timely perform its obligations under the Master Lease. Mortgagor covenants and agrees that Lender shall be and hereby is made an intended third party beneficiary of the Master Lease. Notwithstanding the foregoing, any action (or inaction) by a Trustor that constitutes an Event of Default under this Mortgage, although such action (or inaction) is permitted under the terms of the Master Lease, shall nevertheless constitute an Event of Default hereunder and shall not be deemed waived by virtue of such action (or inaction) being permitted under the Master Lease. Mortgagor agrees that the Master Lease shall automatically terminate upon Lender's acquisition of the Property pursuant to the entry of a judgment of foreclosure, sale of the Property by non-judicial foreclosure sale, or delivery by Mortgagor of a deed in lieu of foreclosure. Mortgagor hereby acknowledges and agrees that the Master Lease does not constitute a lien or other encumbrance upon the Property (other than as a tenancy thereof subject to the terms and provision hereof and of the other Loan Documents), notwithstanding that the Master Lease or a memorandum thereof may be recorded.

                  (b) Subordination of Master Lease. Master Tenant hereby irrevocably (i) subordinates the Master Leasehold Estate and Master Tenant's rights, remedies and indemnities under the Master Lease to this Mortgage, the other Loan Documents, the Debt and the other Obligations (unless Lender elects in writing to make certain of Master Tenant's rights and interest in the Master Lease superior to this Mortgage) and covenants and agrees not to assert, collect, sue upon or otherwise enforce such rights, remedies and indemnities while any portion of the Debt and other Obligations are outstanding, and (ii) waives any and all Master Tenant's lien rights or security interests with respect to the Property. Master Tenant covenants it will not subordinate the Master Lease to any mortgage or trust deed or debt other than this Mortgage and the Debt without the prior written consent of Lender.

                  (c) Lender Protections. The protection afforded to Lender under this clause (c) are in addition to and not in lieu of the other provisions of this Section 66 and this Mortgage and the other Loan Documents, and in no way shall be construed as limiting the subordination of the Master Lease to this Mortgage or the grant by the Master Tenant of the Master Leasehold Estate hereunder and the other obligations of the Master Tenant hereunder and under the other Loan Documents. Master Tenant agrees to give Lender written notice of any material notice or claim of a breach of the Master Lease served upon Mortgagor by Master Tenant. Master Tenant further agrees that if Mortgagor shall have failed to cure any breach of the Master Lease within twenty (20) days after such notice to Mortgagor (or if such breach cannot be cured or corrected within that time, then such additional time as may be necessary if Mortgagor has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such breach), then Lender shall have an additional thirty (30) days within which to cure or correct such breach (or if such breach cannot be cured or corrected within that time, then such additional time as may be necessary if Lender has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such breach, including the time necessary to obtain possession if possession is necessary to cure or correct such breach). It is further agreed that (a) if this Mortgage shall be foreclosed, (i) Lender (or its grantees) or purchaser at any foreclosure sale (or grantee in a deed in lieu of foreclosure), as the case may be, shall not be (x) liable for any act or omission of any prior Mortgagor (including Mortgagor), (y) subject to any offsets or counterclaims which Master Tenant may have against a prior Mortgagor (including Mortgagor), or (z) bound by any prepayment of Rent which Master Tenant may have made in excess of the amounts then due for the next succeeding month; (ii) the liability of the Lender or the purchaser at such foreclosure sale or the liability of a subsequent owner designated as Mortgagor under the Master Lease shall exist only so long as Lender, purchaser or owner is the owner of the Premises, and such liability shall not continue or survive after further transfer of ownership; (iii) upon request of Lender, if this Mortgage shall be foreclosed, Master Tenant will attorn, as Master Tenant under the Master Lease, to the purchaser at any foreclosure sale under this Mortgage, and Master Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment. Master Tenant agrees that, from time to time upon not less than ten (10) days' prior request by Mortgagor or Lender, Master Tenant (or any permitted assignee, sublessee, licensee, concessionaire or other occupant of the Premises claiming by, through or under Master Tenant) will deliver to Mortgagor, or to Lender, a statement in writing signed by Master Tenant certifying (i) that the Master Lease is unmodified and in full force and effect (or if there have been modifications, that the Master Lease as modified is in full force and effect and identifying the modifications); (ii) the date upon which Master Tenant began paying Rent and the dates to which the Rent and other charges have been paid;
(iii) that Mortgagor has not breached any provision of the Master Lease, or, if breach exists, the nature thereof in detail; (iv) that the Premises have been completed in accordance with the terms hereof and Master Tenant is in occupancy and paying Rent on a current basis with no rental offsets or claims; (v) that there has been no prepayment of Rent other than that provided for in the Master Lease; (vi) that there are no actions, whether voluntary or otherwise, pending against Master Tenant under the bankruptcy laws of the United States or any state thereof; and (vii) such other matters as may be required by Mortgagor or Lender.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Mortgagor has executed this instrument the day and year first above written.

                                 MORTGAGOR:

                                 SPPR-HOTELS, LLC,
                                   a Delaware limited liability company

                                 By:   SPPR Holdings, Inc., a Delaware
                                          corporation, its Manager

                                 By:   /s/ Donavon A. Heimes
                                 Name: Donavon A. Heimes
                                 Title:   Vice President/Treasurer



                                 MASTER TENANT:

                                 SPPR TRS SUBSIDIARY, LLC,
                                   a Delaware limited liability company

                                 By:   TRS Leasing, Inc., a Virginia
                                         corporation, its Manager

                                 By:   /s/ Donavon A. Heimes
                                 Name: Donavon A. Heimes
                                 Title:   Vice President/Treasurer